UNITED STATES

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WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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EXCHANGE ACT OF 1934

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Whitestone REIT

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# The Path Forward: Strategically Positioned for Value Creation

INVESTOR PRESENTATION

APRIL 2024




SAFEWAY


WHOLE FOODS MARKET

WHITESTONE REIT

# DISCLAIMER

This presentation contains forward looking statements within the meaning of Section 27 A of the Securities Act of 1933 as amended, and Section 21 E of the Securities Exchange Act of 1934 as amended. Forward looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of acquisitions and the impact of such acquisitions on Whitestone REIT ("the Company"), including expected financing developments, the financial condition and results of operations of the Company, anticipated capital expenditures required to complete projects, capitalization rates and internal rates of return, amounts of anticipated cash distributions to the Company's shareholders in the future. These forward-looking statements are not historical facts but are the intent, belief or current expectations of the Company's management based on its knowledge and understanding of the Company's business and industry. Forward looking statements are typically identified by the use of terms such as "may," "will," "should," "potential," "predicts," "anticipates," "expects," "intends," "plans," "believes," or the negative of such terms and variations of these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company's control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were believed to be true at the time made may ultimately prove to be incorrect or false. You are cautioned not to place undue reliance on forward looking statements. The Company undertakes no obligation to update or revise forward looking statements to reflect changed assumptions. Factors that could cause actual results to differ materially from any forward-looking statements made in this presentation include: the Company's ability to meet its long-term goals; its assumptions regarding its earnings guidance; including its ability to effectively execute its acquisition and disposition strategy; the ability to execute the Company's development pipeline on schedule and at the expected costs; and its ability to grow its NOI as expected. NOI growth could be impacted by a number of factors, including, among other things: its ability to continue to renew leases or re let space on attractive terms; to address its leasing rollover; the company's ability to successfully identify, finance and consummate suitable acquisitions; the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; the Company's ability to reduce or otherwise effectively manage its general and administrative expenses; the Company's ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions or competition impacting lease terminations or lease defaults; legislative and regulatory changes impacting success of the Company's real estate strategies and investment objectives; and the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986 as amended. The forward-looking statements should be read in light of these factors and the factors identified in the "Risk Factors" included in the Company's most recent Annual Report on Form 10 K, Quarterly Reports on Form 10 Q and other reports and information that the company files with the Securities and Exchange Commission.

The Company obtained the industry, market and competitive position data used in this presentation from (i) its own internal estimates and research of third-party company websites and other sources, (ii) industry and general publications and research or (iii) studies and surveys conducted by third parties. Such sources generally do not guarantee the accuracy or completeness of included information. While the Company believes that the information included in this presentation from such publications, research, studies, surveys, and websites is reliable, it has not independently verified data from these third-party sources. While the Company believes its internal estimates and research are reliable, neither such estimates and research nor such definitions have been verified by any independent source.

This presentation contains supplemental financial measures that are not calculated pursuant to US generally accepted accounting principles, or GAAP, including FFO, and NOI. These non-GAAP measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP measures to GAAP measures is contained in the Appendix to this presentation.

**Important Additional Information and Where to Find It**

Whitestone REIT has filed a definitive proxy statement on Schedule 14A (the "2024 Proxy Statement") and a WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the "2024 Annual Meeting"). SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC's website at www.sec.gov or the Company's website at https://ir.whitestonereit.com/corporate-profile/default.aspx as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

**Certain Information Regarding Participants in Solicitation**

Whitestone REIT, its trustees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the 2024 Annual Meeting Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in the 2024 Proxy Statement of the, which was filed with the SEC on April 4, 2024. To the extent securities holdings by the Company's trustees and executive officers as reported in the 2024 Proxy Statement have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC, which can also be found through the Company's website (https://ir.whitestonereit.com/corporate-profile/default.aspx) in the section "Investor Relations" or through the SEC's website. These documents are available free of charge as described above.

# EXECUTIVE SUMMARY

| | |
|---|---|
| **Whitestone REIT Has a Track Record of Superior Performance Since CEO Change** | • Since David Holeman's appointment as CEO in January 2022, Whitestone REIT ("Whitestone" or "the Company") has delivered superior total shareholders returns of 25%, exceeding all of its peers and the MSCI US REIT Index [1]<br>• Whitestone has achieved some of the highest SS NOI growth among our peers [2] since 2022 driven by our high quality portfolio and a management team that is laser-focused on delivering consistent results<br>• Our Company is positioned to continue delivering strong results with the midpoint of 2024 guidance indicating 11% year over year Core FFO per share growth |
| **Our Strong, Thoughtfully Refreshed Board Has Executed on Driving Sustainable Shareholder Value** | • Significant Board refreshment with 3 of 6 Trustees added in the past 2 years, achieving a balance of deep institutional knowledge, diversity and fresh perspectives that complement our long-term growth strategy<br>• Independent board committed to taking action to protect shareholders; reflected by recent corporate governance and management changes, including naming David Holeman CEO in January 2022<br>• Board overseeing a strategy that is driving value and executing on our long-term strategic and operational goals |
| **Erez's Campaign is Not in the Best Interest of All Shareholders** | • Mr. Schanzer is attempting to recycle a playbook from his time as CEO at Cedar Realty Trust, a company plagued by governance issues, reputational concerns and long-term operational and share price underperformance<br>• Erez has demanded a change in Whitestone's Board with the sole purpose of embarking on an immediate sale or liquidation of the Company; Erez has offered no substantive operational or strategic ideas. Their criticisms of our strategy, operations, and corporate governance do not have merit and are meant to mislead shareholders<br>• The Whitestone Board is open to all avenues to drive shareholder value including evaluating transaction opportunities; however, Erez demonstrates a singular focus on short-term gains at the expense of the long-term value opportunity evidenced by Whitestone's share price momentum<br>• Erez's nominees lack additive skills and have not created meaningful shareholder value at the other companies they have been affiliated with |

Note: All numbers as of December 31, 2023, unless otherwise noted.
(1) From 1/18/2022 to 4/22/2024. Peers include AKR, BFS, BRX, FRT, IVT, KIM, KRG, PECO, REG, ROIC, SITC, UE and WSR.
(2) Peers include AKR, BFS, BRX, FRT, IVT, KIM, KRG, PECO, REG, ROIC, SITC and UE.

# WHITESTONE'S TOTAL SHAREHOLDER RETURNS HAVE OUTPERFORMED THE SECTOR…

*In recent years, Whitestone has continued to outperformed its peers and the REIT index*

| | 1 - Year Returns | | 3 - Year Returns | | 5 - Year Returns |
|---|---|---|---|---|---|
| AKR | 36.1% | WSR | 34.1% | KRG | 78.9% |
| WSR | 32.1% | KRG | 21.1% | BRX | 58.6% |
| SITC | 19.0% | BRX | 15.7% | KIM | 36.7% |
| UE | 16.7% | SITC | 8.6% | SITC | 30.2% |
| IVT (1) | 15.5% | REG | 8.2% | WSR | 24.0% |
| BRX | 10.2% | KIM | 5.1% | RMS (3) | 17.5% |
| PECO (2) | 9.9% | BFS | 5.1% | REG | 12.9% |
| FRT | 8.7% | FRT | 4.7% | UE | 11.3% |
| KRG | 5.6% | UE | 3.3% | FRT | (4.1%) |
| BFS | 5.3% | RMS (3) | (1.3%) | BFS | (8.7%) |
| RMS (3) | 3.4% | AKR | (4.1%) | ROIC | (13.0%) |
| KIM | 2.2% | ROIC | (20.0%) | AKR | (24.1%) |
| REG | 1.7% | PECO (2) | N/A | PECO (2) | N/A |
| ROIC | (1.5%) | IVT (1) | N/A | IVT (1) | N/A |

Source: FactSet as of April 22, 2024.
Note: Total returns include the reinvestment of dividends on the ex-date.
(1) IVT began trading on the NYSE on October 12, 2021.
(2) PECO began trading on the NASDAQ on July 15, 2021.
(3) RMS represents the total return performance of the MSCI US REIT Index.

# … ESPECIALLY SINCE DAVID HOLEMAN'S APPOINTMENT AS CEO



50%
40%
30%
20%
10%
0%
(10%)
(20%)
(30%)
(40%)
(50%)
1/18/2022
7/2/2022
12/14/2022
5/28/2023
11/9/2023
4/22/2024
10/25/2023 (2)
Total Return Since 1/18/2022
WHITESTONE: 24.9%
RMS (1): (16.2%)



Total Returns Since 1/18/2022
WSR 25%
PECO 12%
KRG 9%
IVT (1%)
SITC (3%)
UE (6%)
BRX (8%)
AKR (11%)
REG (13%)
FRT (14%)
KIM (17%)
BFS (21%)
ROIC (29%)

Source: FactSet as of April 22, 2024.
Note: Total returns include the reinvestment of dividends on the ex-date.
(1) RMS represents the total return performance of the MSCI US REIT Index.
(2) The Erez letter states that "Prior to takeover speculation, the Company produced exactly zero returns for shareholders during the tenure of the current CEO." While technically true, WSR outperformed the index by 27.0% and we strongly disagree that performance after this date was a result of takeover speculation.

# OVERVIEW OF WHITESTONE REIT

# WE ARE A SHOPPING CENTER REIT THAT OWNS, OPERATES AND DEVELOPS COMMUNITY CENTERED PROPERTIES…

| 55 | 5.0 M SF | 94.2% |
|---|---|---|
| Properties | Total GLA | Occupancy |

| 1,453 | +2.7% | $23.35 |
|---|---|---|
| Total Tenants | 2023 SS NOI Growth | PSF Annual Base Rent |

| $566 MM | $1.2 BN | 53% |
|---|---|---|
| Equity Market Cap [(1)] | Total Enterprise Value [(1)] | Net Debt / TEV [(1)] |

**Whitestone Competitive Strengths**

- High Quality Portfolio
- Exposure to High Growth Sun Belt Markets
- Diversified and Granular Tenant Base
- Strong SS NOI Growth Track Record
- Experts in Curating Centers to Match Demand

- **Whitestone's accomplishments since January 2022 leadership change:**
  - Put a highly effective team in place
  - Prioritized focus on shareholders and execution
  - Positioned Company for strategic growth

Note: All numbers as of December 31, 2023, unless otherwise noted.
(1) As of April 22, 2024.

# ...IN SOME OF THE FASTEST GROWING MARKETS IN THE COUNTRY

**Phoenix: 42%(1)**



**Houston: 25%(1)**



**Austin/San Antonio: 15%(1)**



**Dallas/Fort Worth: 18%(1)**



## Top 10 U.S. MSAs - Ranked by Number of New Residents(2)

| MSA | 2019 Population | 2022 Population | Delta | % Change |
|---|---|---|---|---|
| **Dallas-Fort Worth-Arlington** | 7,637,361 | 7,943,685 | 306,324 | +4.0% |
| **Houston-The Woodlands-Sugar Land** | 7,122,206 | 7,340,118 | 217,912 | +3.1% |
| **Phoenix-Mesa-Chandler** | 4,845,831 | 5,015,678 | 169,847 | +3.5% |
| **Austin-Round Rock-Georgetown** | 2,283,390 | 2,421,115 | 137,725 | +6.0% |
| Atlanta-Sandy Springs-Alpharetta | 6,089,755 | 6,222,106 | 132,351 | +2.2% |
| Tampa-St. Petersburg-Clearwater | 3,175,288 | 3,290,730 | 115,442 | +3.6% |
| **San Antonio-New Braunfels** | 2,558,118 | 2,655,342 | 97,224 | +3.8% |
| Charlotte-Concord-Gastonia | 2,660,365 | 2,756,069 | 95,704 | +3.6% |
| Orlando-Kissimmee-Sanford | 2,673,379 | 2,764,182 | 90,803 | +3.4% |
| Raleigh-Cary | 1,413,962 | 1,484,338 | 70,376 | +5.0% |

**Phoenix**

Rent Trends (3)



**Houston**

Rent Trends (3)



**Austin**

Rent Trends (3)



**San Antonio**

Rent Trends (3)



**Dallas**

Rent Trends (3)



(1) Percent of Whitestone property Net Operating Income.
(2) Source: https://www.census.gov/
(3) Marcus & Millichap Research Services, CoStar Group, Inc. 2024 U.S. Retail Investment Forecast (https://www.marcusmillichap.com/research/market-report/multiple-markets/2024-us-retail-investment-forecast)

# STRONG OPERATIONAL PERFORMANCE DRIVERS

## Occupancy



96%
94%
92%
90%
88%
86%
88.7%
89.9%
89.9%
91.3%
91.0%
91.5%
92.5%
93.7%
92.7%
93.3%
92.7%
94.2% (1)
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

## Leasing Spreads



30%
25%
20%
15%
10%
5%
0%
7.8%
6.8%
13.1%
14.9%
10.1%
17.4%
19.2%
23.5%
20.8%
18.7%
24.4%
21.8%
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

## Established Drivers

**Sun Belt Growth**

Pro business policies and in-migration continue to drive household income growth in Texas and Arizona

**Center Curation: Convenience-Oriented Businesses**

Whitestone's focus on convenience-oriented tenants continually driving center traffic rather than simply boosting occupancy maximizes center synergies and attracts new tenants

**Work from Home Shift**

The increased number of days where a consumer's orbit revolves around the home, drives traffic away from downtown centers and towards neighborhood centers

## Accelerating Drivers

**Retail Center Supply**

Higher interest rates and a focus on residential construction is limiting new supply of neighborhood retail centers

**Technology**

Retail business owners are increasing basing location decisions using the same technology that Whitestone has used to acquire and develop properties (Placer.ai and Esri)

**Right Size Spaces**

Tenants are increasing moving away from malls and larger spaces – seeking out a sweet spot of 1,500 – 3,000 sq ft that allows them to connect with customers without unnecessary overhead

(1) Erez inaccurately claims that "the Company ranks ninth among 13 peers [in occupancy]." Erez is comparing Whitestone's economic leasing percentage (when leases commence) with peer leased percentages, which includes signed leases that have not commenced. The difference is highlighted well in Kimco's 4Q 2023 investor presentation, on slide 16.

# LEADING SS NOI GROWTH


Average Annual SS NOI Growth Since 2022 (1)
7%
6%
5%
4%
3%
2%
1%
0%
6.1%
6.0%
5.3%
5.3%
5.0%
4.8%
4.4%
4.2%
3.5%
3.4%
3.3%
2.7%
1.7%
AKR
FRT
WSR
BRX
KRG
IVT
PECO
ROIC
BFS
KIM
REG
UE
SITC


2024 Guidance SS NOI Growth Midpoint (1)
6%
5%
4%
3%
2%
1%
0%
5.5%
4.0%
3.8%
3.3%
3.0%
2.8%
2.8%
2.3%
1.5%
1.5%
N/A
N/A
AKR
UE
PECO
WSR
BRX
FRT
IVT
REG
ROIC
KRG
BFS (2)
SITC (3)







**WSR Success Factors: Great Locations / Strong, Service Oriented Tenants / Well Designed Leases**

(1) Source: Peer 2022 and 2023 public filings. Some differences exist in terms of peer reporting of SS NOI, including, but not limited to adjustments for prior period rents. Best efforts have been made to utilize comparable numbers, which do not include prior period rent adjustments. The Erez letter states that "we were ninth of thirteen in same-store net operating income growth [in 2023]". This is inaccurate because Erez fails to account for prior period adjustments made by peer REITs.
(2) BFS does not disclose SS NOI guidance.
(3) SITC did not disclose SS NOI guidance for the SITC portfolio for 2024.

# POSITIVE SUPPLY DYNAMICS IN WHITESTONE MARKETS

## 2023 Vacancy Rates[1]


2023 Vacancy
Record Low
60 to 100+ bps below prior five-year mean
10 to 50 bps below prior five-year mean
10 to 50 bps above prior five-year mean
60 to 100+ bps above prior five-year mean
Whitestone Markets

## National Strip Center Supply Growth[2]

*(as a % of existing stock)*


3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
LT Average = 1.4%
'99 '01 '03 '05 '07 '09 '11 '13 '15 '17 '19 '21 '23 '25E '27E

### Phoenix

Rent Trends[1]


Average Rent
Y-O-Y Percent Change

### Houston

Rent Trends[1]


Average Rent
Y-O-Y Percent Change

### Austin

Rent Trends[1]


Average Rent
Y-O-Y Percent Change

### San Antonio

Rent Trends[1]


Average Rent
Y-O-Y Percent Change

### Dallas

Rent Trends[1]


Average Rent
Y-O-Y Percent Change

(1) Marcus & Millichap Research Services, CoStar Group, Inc. 2024 U.S. Retail Investment Forecast (https://www.marcusmillichap.com/research/market-report/multiple-markets/2024-us-retail-investment-forecast)
(2) Green Street Research.

# SPECIALIZING IN HIGH DEMAND SMALLER SPACES

## Breakdown of Large Space ABR

Tenants 10,000+ Sq FT
25% of Total ABR



Grocery 28%
Financial Services 11%
General Retail 9%
Home Improvement 7%
Non Retail 6%
Off-Price 6%
Pharmacies & tritional Supplies 5%
Entertainment 5%
Education 5%
Wireless 3%
Pet Services 3%
Other 12%

## Breakdown of Small Space ABR

Tenants Under 10,000 Sq FT
**75% of Total ABR**



Restaurants & Food Service 33%
Beauty 12%
Medical 10%
Financial Services 6%
Apparel 5%
Fitness 5%
Home Décor 4%
Education 4%
General Retail 4%
Non Retail 3%
Pet Services 3%
Other 11%

## Select Tenants in Our Portfolio

Frost
EōS FITNESS
WHOLE FOODS MARKET
TRADER JOE'S
THE PICKLR
PESCADA
POKE FIT
ICON ELECTRIC VEHICLES
FIZZ FACIAL BAR
DOUGH ZONE

# KEY TAKEAWAYS

- **Whitestone's differentiated approach:**
  - **All in-house leasing team specialized in service-oriented tenants and capable of achieving peer-leading occupancy in the ≤10k sq ft category**
  - **Sun Belt located centers in growing, high-income neighborhoods**
  - **93% triple-net leases with a weighted average lease term of under 4 years, designed to do well in periods of high inflation**
- **Laser-focused on delivering consistent results**

**Whitestone Portfolio Net Effective ABR and Straight-Line Basis Increases (1)**



Portfolio ABR PSF
$25.00
$23.00
$21.00
$19.00
$17.00
$15.00
CAGR: 4.5%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Same Store Straight Line Basis Increase Over Prior
Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023
Contractual Rent PSF
Straight Line Basis Increase Over Prior Rent

(1) Average Base Rent Per Square Foot (ABR PSF) is for Whitestone Properties. Excludes Pillarstone properties.

# ANALYSTS RECOGNIZE OUR VALUE AND MOMENTUM

**Whitestone has made the right management changes…**

"Management's 2023 growth plan was focused on: 1) organic growth and recycling proceeds of sales into opportunistic acquisitions; 2) leasing and occupancy improvements (to maximize the value of both vacant space and renewal space); and 3) cost-control (the efficiency ratio of G&A/revenue has improved to 13%, from 18%). We expect a similar strategy in 2024"
**– Maxim Group, March 7, 2024**

**…with the team executing on its plan…**

"WSR hit record occupancy in the most recent quarter. Simultaneously, asset recycling has improved the quality of the company's cashflows, while the relatively short average lease term (~4 years) ensures the ability to secure rising market rents quicker than peers, ensuring same-property trends at the higher end of the shopping center REIT sector average"
**– JMP Securities, March 18, 2024**

**…and leaving behind legacy legal issues…**

"On December 8, 2023, the District Court in Harris County, Texas, dismissed all claims made by Mastandrea against Whitestone… On January 25, 2024, The Delaware Court of Chancery ruled in favor of Whitestone in its case against its joint venture with Pillarstone, ensuring compensation for breaches of good faith… With these issues now behind them, we feel management should be able to focus more effectively on the day-to-day issues of the portfolio."
**– Colliers Securities, March 6, 2024**

**…allowing our Company to focus on driving growth and delivering shareholder value…**

"The WSR portfolio continues to demonstrate operating stability; as the dust settles around recent litigation with the former CEO and related affiliates, management can re-focus on strategy execution"
**– Colliers Securities, March 6, 2024**

"The last 24 months for Whitestone have been transformative, as legacy issues have relatively exited the story and the company can now place its full attention on strategic plan execution, with emphasis on reducing leverage and growing bottom-line earnings"
**– JMP Securities, March 7, 2024**

"We anticipate that FFO growth in 2025 could outperform 2024, driven by potentially lower interest expenses and solid NOI growth in 2025. We think 2025 NOI would benefit from strong exit run rate in 2024 (with SSNOI possibly 3-4% in 2025) and positive MTM on the Phoenix portfolio. Furthermore, we are projecting a 6.3% NFFO growth in 2024 and an 8.9% increase in 2025, positioning WSR at the top of its shopping center peer group."
**– Truist, March 18, 2024**

**…while also recognizing the potential negative impact from Mr. Schanzer's involvement given his prior track record at Cedar**

"WSR's management and board has been actively engaging with shareholders in the past two years, as part of the company's strategy to enhance governance and provide increased transparency to investors… We view Mr. Schanzer's tenure at Cedar as unsuccessful as the stock consistently trailed in performance; the ten-year period leading to the announcement date of Cedar's sale (March 2022), saw the stock decline 22%, while the broader REIT sector increased 85% (Dow Jones REIT Index)"
**– JMP Securities, March 18, 2024**

"If it's not broken, don't fix it. We regard the risk/reward as favoring WSR in this proxy fight. We believe that WSR shares can reach $14 without the disruption and uncertainty created by a liquidation/sale process."
**– Maxim Group, April 9, 2024**

Note: Permission to use quotes neither sought nor obtained.

# STRATEGY TO DRIVE VALUE FOR SHAREHOLDERS

# PROPERTY DEVELOPMENT CYCLE TO CREATE VALUE

- Local sharpshooters identify underperforming or high potential properties for acquisition

- In-house leasing agents have a broader array of relationships to create the right tenant mix using entrepreneurs, local franchises and national franchises



Acquire
Lease
Refine (1)
Grow

- As properties hit 95% plus occupancy, stores can be further refined to solidify growth prospects with community focused tenants

- Strong tenant relationships allow Whitestone to grow with tenants and maximize the benefits of operating in Sun Belt markets

**2024 and Beyond**

- In-house leasing agents remain very attuned to community and sales reports, strengthening the mix of tenants and ensuring the center fits the Whitestone model
- Maximize traffic flow by optimally placing tenants
- Continue to invest in pad sites and center identity

**"Quality of Revenue" Focus**

- Service-oriented businesses in demand by the community
- Proven business models with strong growth where a shorter lease is an asset rather than a liability
- Develop pad sites to meet demand

(1) As of December 31, 2023, 50% of Whitestone properties are in the refine stage, with occupancy at 95% or greater.

# ASSET RECYCLING INITIATIVE

Acquisitions

**Scottsdale Commons (Apr 2024)**


BevMo!

| | |
|---|---|
| Square Feet | 69,482 |
| Occupancy | 96.6% |
| ABR PSF | $24.55 |
| Avg One Mile HHI | $132k[1] |
| Traffic Drivers | E Shea (49k VPD)<br>Scottsdale (48k VPD) |

**Garden Oaks (Feb 2024)**


ALDI

| | |
|---|---|
| Square Feet | 106,828 |
| Occupancy | 95.8% |
| ABR PSF | $17.56 |
| Avg One Mile HHI | $113k[1] |
| Traffic Driver | Shepherd Drive (30k VPD) |

**Arcadia (Jun 2023)**



| | |
|---|---|
| Square Feet | 69,503 |
| Occupancy | 100% |
| ABR PSF | $26.29 |
| Avg One Mile HHI | $146k[1] |
| Traffic Driver | Arcadia High School |

Dispositions

**Houston:** South Richey, Bissonnet / Beltway, Sunridge,[2] Westchase[2]
**Phoenix:** Gilbert Tuscany Corner, Pima Norte, Desert Canyon, Mercado **Chicago:** Spoerlien Commons + Pad

Total Leasable Sq Ft: 472,391 Avg One Mile HHI: $117k[1]

Total sales of ~$80 MM from December 2022 to April 2024

**Positioning the portfolio for strong growth**

- Purchasing higher cap rate properties where Whitestone's leasing team can drive SS NOI growth
  - Anticipated combined sale cap rate of 6.2% v purchase cap rate of 7.1%[3]
- Improving the quality of revenue with purchased properties in high-income neighborhoods
- Refining the portfolio to match Whitestone's strategy: exited Chicago, Woodlake (office) to be sold

(1) CoStar – as of April 17, 2024
(2) Sunridge and Westchase were sold in Q2 2023. Spoerlien Commons was sold in Q4 2023. Mercado was sold in Q1 2024. All other dispositions were Q4 2022.
(3) Cap rate based on trailing 12-month NOI for dispositions and actual 12-month NOI or projected year one NOI for acquisitions. Acquisitions include Lake Woodlands, purchased in Dec 2022.

# IMPROVING METRICS ACROSS THE BOARD

## Strong Results Driven By A Consistent Strategy[1]

| | Revenue ($'s in millions) | Ratio of Debt to Pro Forma EBITDAre[2][3] | Same Store NOI[2] ($'s in millions) | Occupancy[3] | Annual Net Effective Average Base Rent ("ABR")[3] | Leasing Spreads[3] (Straight Line) |
|---|---|---|---|---|---|---|
| | + 5.4% | 0.2x Improvement | + 2.7% | + 50 Basis Points | + 6.2% | |
| 2023 | $147.0 | 7.5x | $92.8 | 94.2% | $23.35 | New: 37.3%<br>Renewal: 15.3%<br>Total: 21.8% |
| 2022 | $139.4 | 7.7x | $90.4 | 93.7% | $21.99 | New: 24.3%<br>Renewal: 23.2%<br>Total: 23.5% |

Q4 2023 > 10,000 Sq Ft Occupancy: 97.5%

Q4 2023 ≤ 10,000 Sq Ft Occupancy: 92.1%

(1) Results were significantly impacted by higher litigation expense and increased interest expense.
(2) Please refer to slides 54 and 59 for a full reconciliation of non-GAAP measures to GAAP measures.
(3) Numbers shown for Debt/EBITAre are annualized 4th quarter numbers. Leasing spreads reflect the 4th quarter. Occupancy and ABR are as of Dec 31, 2023.

# MANY FACTORS HAVE CONTRIBUTED TO OUR STOCK PRICE APPRECIATION

***Our embedded growth potential in the Sun Belt region and portfolio resilience have significantly contributed to our continuing stock price appreciation***

**Excellent Performance**

- Our carefully curated Sun Belt portfolio has outperformed our shopping center peers and the REIT Index
- Limited vacancies and high demand in the market will likely increase occupancy while shorter lease terms allow us to mark-to-market our leases thus offering yield appreciation and higher income for shareholders

***"We believe the company likely views the finalization of litigation and de-leveraging as potential catalysts, suggesting further strategic plan execution would be value-enhancing."***
**– JMP November 1, 2023**

**Litigation Resolutions**

- In result of the resolution of our litigation battles we can now monetize our Pillarstone Investment while reducing G&A expenses and leverage, thus increasing bottom-line earnings
- Litigation expense related to these lawsuits was $4.0mm in 2023 vs. Company guidance of $1.5mm in 2024

***"Perhaps more importantly, the ongoing litigation between the company and its former CEO, appears to be winding down… Ultimately, the closure of these chapters should prove a plus for WSR shares, in our opinion; we would expect an increased operational focus and even better strategy execution in the absence of these distractions."***
**– Colliers January 10, 2024**

**Optimistic View on Macroeconomic Factors**

- Future rate cuts and economic expansion aid in our asset recycling initiative as we seek future investments
- Contractual rent increases protect us from inflationary pressures and allow us to remain competitive in the market

Note: Permission to use quotations neither sought nor obtained.

# WHITESTONE HAS TAKEN ACTION TO DRIVE SHARE PRICE

***Crucial events including resolution of litigation have had significant influence on the appreciation of Whitestone's share price recently***



WSR Stock Price – Left Axis
WSR Volume (000s) – Right Axis
$15.00
$13.00
$11.00
$9.00
$7.00
$5.00
3,500
2,800
2,100
1,400
700
0
3/28/2023
6/14/2023
8/31/2023
11/17/2023
2/3/2024
4/22/2024
August 1, 2023 After Market Whitestone provides incremental color on litigation expense
10.21
October 26, 2023 Midday Bloomberg article: "Fortress Approaches Whitestone REIT About a Takeover"
9.96
November 28, 2023 Midday Bloomberg article: "Schanzer's Erez Asks Whitestone REIT to Sell Company, Assets"
11.01
November 30, 2023 After Market MSCI rebalancing, WSR moved from micro-cap to small-cap index. As a result, Vanguard purchased 2.4MM shares
10.96
December 11, 2023 Before Market PR: Court dismisses all claims by former CEO against WSR
11.63
December 13, 2023 Before Market WSR Board of Trustees rejects the proposal by Mr. Schanzer
12.09
January 25, 2024 After Market PR: Delaware Court rules in favor of WSR against Pillarstone
12.76
March 18, 2024 After Market Truist raises price target from $13.50 to $14.00
11.92
April 22, 2024 Closing Stock Price
WHITESTONE: $11.33

***Even prior to the takeover rumors, Whitestone outperformed the MSCI US REIT Index and 11 out of 12 of its peers during David Holeman's tenure (from 1/18/2022 to 10/25/2023)***

Source: Bloomberg and FactSet as of April 22, 2024.
Note: Stock prices reflect closing price on date of announcement.

# WHITESTONE'S MULTIPLES HAVE IMPROVED SINCE NEW MANAGEMENT WHEREAS THE PEER AVERAGE DECLINED

## NTM FFO Multiples



As of Year-End 2021
9.9x
16.9x
WSR
Shopping Center Peers (1)



Current
11.0x
12.9x
WSR
Shopping Center Peers (2)

## NTM AFFO Multiples



As of Year-End 2021
13.2x
20.8x
WSR
Shopping Center Peers (1)



Current
14.0x
16.7x
WSR
Shopping Center Peers (2)

Source: FactSet as of April 22, 2024.
Note: FFO and AFFO multiples based on NTM FactSet consensus estimates.
(1) Shopping center peers include AKR, BFS, BRX, FRT, KIM, KRG, PECO, REG, ROIC, SITC and UE.
(2) Shopping center peers include AKR, BFS, BRX, FRT, IVT, KIM, KRG, PECO, REG, ROIC, SITC and UE.

# WHITESTONE HAS MADE SIGNIFICANT IMPROVEMENTS IN OPERATING RESULTS SINCE 2021

## Core FFO per Share (1)


$0.86
$0.91
2021
2023

## Occupancy


91.3%
94.2%
2021
2023

## G&A as a % of Revenue


18.0%
14.1%
2021
2023

## ABR PSF


$20.50
$22.78
2021
2023

Source: Company filings as of April 22, 2024.
(1) Core FFO/Share is a non-GAAP measure. Please refer to slide 53 for a full reconciliation.

# 2024 CORE FFO/SHARE [(1)] GUIDANCE WALK


2023 to 2024 Core FFO / Share Guidance Walk
$1.10
$1.00
$0.90
$0.80
$0.70
$0.60
Core FFO/Share Target
$0.98 - $1.04
$0.91
$0.07
$0.01
$0.03
$0.01
$1.01
2024's G&A projection assumes 3 cents of litigation expense related to Pillarstone & former CEO lawsuits
2023 Core FFO/Share
SS NOI Growth
G&A
Other (2)
Interest Expense (3)
2024 Core FFO/Share

***The midpoint of our 2024 guidance indicates 11% year over year Core FFO per share growth driven by sustainable NOI growth and G&A expense savings***

Note: 2024 Core FFO guidance is as of March 7, 2024.

(1) Core FFO/Share is a non-GAAP measure. Please refer to slides 53 and 58 for a full reconciliation.

(2) Other includes, but is not limited to non-same store NOI, primarily acquisitions, Equity in Earnings (Whitestone's 81.4% share of estimated Pillarstone litigation expenses), and shares issued.

(3) Each 1% move of the rate is estimated to increase / decrease interest expense by 1.7 cents per share on an annual basis.

# STRONG, INDEPENDENT, AND HIGHLY QUALIFIED BOARD

# OUR BEST-IN-CLASS GOVERNANCE PRACTICES WERE ESTABLISHED BY OUR CURRENT BOARD OF TRUSTEES

## Governance Highlights

- ✓ Annual election of trustees
- ✓ Plurality vote standard in trustee elections with resignation policy
- ✓ Independent trustees meet without management present
- ✓ Codes of Conduct for trustees, officers, and employees
- ✓ Minimum share ownership guidelines

***Changes Made Under David Holeman as CEO***

- ✓ Separate Chairman and CEO roles
- ✓ 5 of 6 nominees are independent: Audit, Compensation, and Nominating and Corporate Governance Committees each entirely comprised of independent trustees
- ✓ Shareholder ability to adopt, amend or repeal the bylaws and call special meetings

## Board Composition

**TENURE**


5 - 7 Years
33%
< 5 Years
67%

**INDEPENDENCE**


Non-Independent
17%
Independent
83%

**GENDER**


Female
50%
Male
50%

**RACE AND ETHNICITY**


Diverse
33%
White
67%

Source: Whitestone REIT's 2023 ESG Report.

# WE APPOINTED NEW LEADERSHIP TO DRIVE OUR NEW STRATEGY FOR THE BENEFIT OF SHAREHOLDERS

**Recognized Lack of Execution and Underperformance**

- ✓ Our Board recognized the lack of execution by our former CEO and its effects on Whitestone's performance
- ✓ We sought to uphold our fiduciary duty to our shareholders and acted accordingly to refresh our Board

➕

**Replaced our CEO**

- ✓ Starting with the removal of former CEO James Mastandrea in 2022, we took decisive action to deliver value for our shareholders
- ✓ Acted decisively following Mr. Mastandrea's behaviors that were inconsistent with Whitestone's standards of a CEO
- ✓ Appointed Dave Holeman as CEO, effective immediately
- ✓ Added 3 new Board trustees

➕

**Streamlined our Strategy (1)**

- ✓ When Whitestone elevated Mr. Holeman to CEO, he outlined four initiatives for our Board:
  - ✓ Improve operational and financial performance
  - ✓ Align with our shareholders through governance improvements
  - ✓ Strengthen our balance sheet and reduce debt leverage
  - ✓ Monetize our equity investment in the Pillarstone Partnership

- ✓ Our Board identified the **need for change** and developed our **path forward to maximize shareholder value**
- ✓ Led by the stewardship of Whitestone's **purpose-built Board** and **strong leadership of Mr. Holeman**, Whitestone has been **consistently executing on our goal of driving superior shareholder returns**
- ✓ **Our TSR performance is above nearly all peers and the RMS index on a 1-year and 3-year basis**

Source: Whitestone REIT's Proxy Statement released March 31, 2023 and Company website.
(1) Whitestone REIT CEO Letter to Shareholders: 2022 Wrap-Up dated December 19, 2022.

# UNIQUE AND QUALIFIED BOARD OF TRUSTEES



**David Holeman (60)**

*CEO*

Trustee since 2022

- Former CFO of Whitestone REIT
- Provides 35+ years of public company experience, including 15+ years of C-Suite level roles in the real estate sector
- Has deep knowledge of Whitestone and its customers garnered over his 18-year tenure with our Company

Gexa Energy | cingular | Coram | Deloitte.



**David Taylor (60)**

*Independent Chairman*

Trustee since 2017
C*, NCG

- Chair and Partner of Locke Lord LLP
- Provides 30+ years of experience representing public companies in corporate and securities matters, including in the real estate sector
- Brings extensive experience in legal and capital markets as former Managing Partner of one of the nation's largest law firms

Locke Lord | Greater Houston Partnership



**Nandita Berry (56)**

*Independent Trustee*

Trustee since 2017
NCG*, A

- Provides 30+ years of Texas-focused political, educational, and regulatory experience having served as the 109th Texas Secretary of State
- Brings extensive commercial knowledge of Texas, a state which accounts for ~60% of our Net Operating Income

University of Houston System | elpaso



**Jeffrey Jones, CFA (68)**

*Independent Trustee*

Trustee since 2020
A*, C

- Managing Director at Stephens
- Director of Alternative Asset Center at Southern Methodist University
- Provides 35+ years of experience as an investment banker and restructuring advisor within real estate and across other industries

Stephens | Black Elk Energy | CFA



**Amy Feng (57)**

*Independent Trustee*

Trustee since 2022
A, C, NCG[1]

- Executive Vice President at Edelman Smithfield
- Provides 25+ years of experience advising C-Suite executives and Boards of Directors on strategic and investor relations matters
- Advised several of the country's largest REITs throughout her multi-decade career

Edelman Smithfield | Joele Frank | shopify | NACD



**Julia Buthman (64)**

*Independent Trustee*

Trustee since 2023
A[1], NCG

- Former Managing Director of Prudential Private Capital and Bank of Montreal
- Provides 35+ years of experience providing critical knowledge of REIT financial structuring to public companies
- Serves clients across sectors, notably advising Lion Industrial Properties and EPR Properties

BMO Bank of Montreal | Prudential Private Capital

C = Compensation Committee    NCG = Nominating and Corporate Governance Committee    A = Audit Committee    * = Denotes Chair

Source: Whitestone REIT's Proxy Statement released March 31, 2023, the Company's Definitive Proxy Statement, and Company website.
(1) Subsequent to the Annual Meeting on May 14, 2024.

# ONGOING AND THOUGHTFUL BOARD AND COMMITTEE REFRESHMENT

***Since 2017, we have completely refreshed our Board of Trustees to create a balance of experience and new perspectives that positions Whitestone to drive sustainable growth for maximum shareholder value.***

***100% of our Board nominees are members added in the last 7 years***



Nandita V. Berry



Amy Feng



David F. Taylor



Jeffrey A. Jones



David K. Holeman



Julia B. Buthman

| 2017 | 2018 | 2019 | 2020 | 2021 | 2022 | 2023 |
|---|---|---|---|---|---|---|
| Added: David F. Taylor | Added: Nandita V. Berry | | Added: Jeffrey A. Jones | | Added: David K. Holeman; Amy Feng | Added: Julia B. Buthman |
| Daryl J. Carter, Retirement | | Najeeb A. Khan, Retirement | Donald F. Keating, Retirement | | Jack L. Mahaffey, Retirement; James C. Mastandrea, Not re-nominated by Board | Paul T. Lambert, Not re-nominated by Board |

## Recent Committee Refreshment

- ✓ **Julia Buthman** as new member of the Nominating and Corporate Governance Committee in 2023 and the Audit Committee in 2024
- ✓ **Amy Feng** as new member of the Compensation Committee in 2023 and the Nominating and Corporate Governance Committee in 2024
- ✓ **David Taylor** as new Chair of the Compensation Committee in 2023
- ✓ **Amy Feng** as new member of the Audit Committee in 2022
- ✓ **Nandita Berry** as new Chair of the Nominating and Corporate Governance Committee at the 2022 Annual Meeting

Source: Whitestone REIT's Definitive Proxy Statements publicly filed between 2017 – 2024.

# THE RIGHT MIX OF EXPERTISE AND EXPERIENCE TO DRIVE WHITESTONE FORWARD

| | Berry | Buthman | Feng | Holeman | Jones | Taylor | |
|---|---|---|---|---|---|---|---|
| Strategic Planning and Leadership | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | 6 of 6 trustees |
| REIT / Real Estate | | ✓ | ✓ | ✓ | ✓ | | 4 of 6 trustees |
| Financial Expertise / Literacy | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | 6 of 6 trustees |
| Retail Industry | | | ✓ | ✓ | | | 2 of 6 trustees |
| Risk Management | | ✓ | | ✓ | ✓ | ✓ | 4 of 6 trustees |
| Human Capital Management | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | 6 of 6 trustees |
| Legal | ✓ | | | | | ✓ | 2 of 6 trustees |
| Corporate Governance | | ✓ | ✓ | ✓ | | ✓ | 4 of 6 trustees |
| Environmental, Social & Governance | | ✓ | ✓ | ✓ | | ✓ | 4 of 6 trustees |
| Cybersecurity | | | ✓ | ✓ | | | 2 of 6 trustees |
| Government, Regulatory & Public Policy | ✓ | | | | | ✓ | 2 of 6 trustees |

Source: Whitestone REIT's 2024 Definitive Proxy Statement.

# EXECUTIVE COMPENSATION

## Elements of Compensation Opportunity

NEO Average | 2023


Long-Term Incentives (Performances Based Relative TSR) 23%
Base Salary 34%
Long-Term Incentives (Time-Based 3 Year Vesting) 21%
Annual Incentives (Performance Based) 22%
66% Compensation at risk

## Compensation Best Practices that We Follow

- ✓ Pay for Performance
- ✓ Performance Based Long-Term Incentives
- ✓ Formulaic Short-Term Incentives
- ✓ Mitigate Undue Risk
- ✓ Independent Compensation Consulting Firm
- ✓ Minimal Perquisites
- ✓ Regular Review of Share Utilization
- ✓ Equity Ownership Guidelines
- ✓ Review NEO Total Compensation

## Compensation Practices that We Do Not Follow

- × Excise Tax Gross-Ups upon Change in Control
- × Repricing of Underwater Options
- × Severance Multipliers Greater Than 3X
- × Automatic Share Reload ("Evergreen") Feature in Equity Incentive Plan

***After David Holeman's appointment to CEO in 2022, we reduced base salaries for our NEOs relative to our peer group and lowered the target annual incentive opportunities for our NEOs on an absolute basis***

***While Erez has criticized the change of control debt accelerations, these are customary acceleration provisions required by our lenders.***

Source: Whitestone REIT's 2024 Definitive Proxy Statement.

# EREZ'S CAMPAIGN IS NOT IN THE BEST INTEREST OF ALL SHAREHOLDERS

# DESPITE EREZ'S CLAIMS, WE HAVE ENGAGED WITH THEM EXTENSIVELY, BUT THEY OFFERED NO NEW OR CONSTRUCTIVE IDEAS…

**November 6**

**Mr. Schanzer's Letter to Mr. Holeman and Mr. Taylor**

Mr. Schanzer offered his assistance in **executing the sale process he engaged in while CEO of Cedar**

**December 6**

**Call Between Mr. Schanzer, Mr. Holeman, and Mr. Mordy**

Mr. Schanzer reiterated his argument that **the only path for Whitestone is a sale process.** Mr. Schanzer stated his **intention to nominate four trustees**

**December 11**

**Whitestone Special Meeting**

The Board unanimously rejected Erez's **demand of a majority change in the Board to influence a sale or liquidation of Whitestone**

**December 13**

**Whitestone Rejects Erez Proposal**

Whitestone publicly rejects proposal from Erez demanding a majority change in board, with **sole purpose of embarking on a sale or liquidation of the Company**

**December 21**

**Notice of Shareholder Nomination**

In a letter to Whitestone, Erez **nominated Bruce Schanzer, Michael Winters, and Catherine Clark** for election to the Board

**February 1**

**Mr. Schanzer's Interview**

Mr. Schanzer solely focused on **"a sale of assets or of the company outright"** as the only way to drive value

**February 5**

**Ms. Clark & Mr. Winters' Interviews**

Like Mr. Schanzer, **neither individual offered alternative avenues to maximize shareholder value** other than a sale

**February 15**

**Updated Notice of Shareholder Nomination**

Erez notified Whitestone of Mr. Winters' removal as a nominee

**March 7**

**Public Notice of Nomination**

Erez publicly nominated Mr. Schanzer and Ms. Clark

**Public Rejection of Nominations**

After a comprehensive review and evaluation, **Whitestone publicly rejected the nomination**

Source: Whitestone REIT's 2024 Definitive Proxy Statement.

# ...DESPITE THIS, WE EVALUATED THEIR CANDIDATES AND ENGAGED WITH THEM IN GOOD FAITH

**The Nominating and Corporate Governance Committee interviewed Bruce Schanzer and Catherine Clark, and after careful evaluation, do not recommend the individuals as nominees to the Board for the following reasons:**

## 1 Track Record of Destroying Value

**✘ Mr. Schanzer**

- Cedar **underperformed the MSCI US REIT Index by (120.7%)** on a total returns basis while Mr. Schanzer served as President, CEO, and Director
- While at Cedar, average shareholder support for executive compensation practices was **74.8%** [1]
- Is attempting to **use the same playbook from Cedar**, proving he has no regard for market or company differences

**✘ Ms. Clark**

- RPT Realty **underperformed the MSCI US REIT Index by (45.3%)** on a total returns basis while Ms. Clark served as Executive Vice President of Transactions [3]
- Operational REIT experience is **limited to an unsuccessful tenure** at RPT During her time as Executive Vice President of Transactions, **RPT's average NTM FFO multiple was 11.0x vs. peer average of 16.2x** [3]
- RPT's two most significant strategic transactions **occurred after Ms. Clark left the Company**, signaling she was not a value-add executive [4]

## 2 Lack of Additive Skills and Questionable Past

**Mr. Schanzer**

- Attempted to **take Cedar private himself** while working for the Company
- **Re-negotiated his compensation package to provide a $31mm windfall** when Cedar was sold, **after years of value destruction**
- Has a **history of lawsuits alleging assault and sexual harassment**, which does not align with our values
- Lacks substantial experience in **Whitestone's core markets of Arizona and Texas**

**Ms. Clark**

- **Less extensive sector experience** than other trustees already added as part of Board refreshment
- **Does not possess additive skillsets** or background, such as prior public board experience or previous C-suite experience
- Ms. Clark has experience "purchasing and selling many billions of dollars of shopping centers" [2], **but no experience running a REIT that owns assets in Whitestone's core markets of Arizona and Texas**

## 3 Lack of Long-Term Vision or Plan for Whitestone

**Mr. Schanzer**

- Has not offered any perspective on what he may do if appointed to the Board
- Is **focused on a short-term gain** from a sale or liquidation of our Company

**Ms. Clark**

- Did **not present her own thesis** or ideas regarding our Company's business or financial strategy, or its corporate governance
- Did **not display an understanding of Whitestone's portfolio, markets, or business strategy**
- Not factoring current **debt financing and M&A market conditions**

Source: Whitestone REIT's 2023 ESG Report.
Note: Bruce Schanzer's TSR dated from June 15, 2011 to August 19, 2022; Catherine Clark's TSR dated from September 1, 2015 to June 28, 2019.
(1) ISS Corporate data, calculated using Annual Meeting results from 2011 – 2021.
(2) Erez's nomination notice dated March 8, 2024.
(3) Analysis period of 6/30/2015 (assumed given limited disclosure) to 6/29/2019 during Ms. Clark's time as Executive Vice President of Transactions; Peers include AKR, BRX, FRT, KIM, KRG, REG, ROIC and UE.
(4) Transactions include a strategic partnership with GIC in 2019 and sale to Kimco in 2023.

# TOTAL RETURNS FROM BRUCE SCHANZER'S START AS CDR CEO (6/15/11) TO CDR SALE CLOSE DATE (8/22/22)

*Cedar's TSR underperformed both WSR and Other Shopping Center REITs (1) over the same time period. In fact, CDR was the **third-worst performing** Shopping Center REIT during the period*


120%
100%
80%
60%
40%
20%
0%
96%
83%
36%
WSR
Other Shopping Center REITs Average (1)
CDR

Source: FactSet as of April 22, 2024.
(1) Reflects the simple average of AAT, AKR, BFS, FRT, KIM, KRG, REG, ROIC, RPT, SITC and UBA.

# SCHANZER'S STRATEGIC MISSTEPS AT CEDAR

***Starting in late 2017, while the retail sector was experiencing serious challenges, Mr. Schanzer decides to launch CDR on an aggressive large-scale development strategy ... with no clear funding plan***



$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
6/1/2011
1/11/2013
8/24/2014
4/6/2016
11/17/2017
7/1/2019
38.15
24.82
CEDAR: $16.96
3Q17 Earnings Call
Mr. Schanzer unveils plan to re-orient CDR towards "pursuing relatively large value-add redevelopments" without a clear funding plan (1)
3Q18 Earnings Call
Mr. Schanzer doubles down on his large-scale redevelopment strategy by disclosing a third project (2)
July 1, 2019
Mr. Schanzer indicates to the Board his intention of "forming an investor group to pursue an acquisition of the Company"

*"CDR has been the **worst performing strip company in our coverage universe** over the past three and five-year periods. Likewise, its shares have lagged significantly YTD. The company's five-year historical SS NOI growth of 0.8% is lowest among sector peers."*
**– Compass Point, April 14, 2019**

*"**Highest leverage in the strip space** and larger-than-average exposure to secondary and tertiary markets could see future NAV remain under pressure."*
**– Boenning & Scatterhorn, May 7, 2018**

***With CDR's stock price down >55% in less than 2 years due to Mr. Schanzer's misguided strategy, Mr. Schanzer then turns around and indicates to the Board his intention to pursue an acquisition of the Company***

Source: FactSet and Company filings as of April 22, 2024. Definitive proxy statement filed by CDR with the SEC and dated April 21, 2022.
Note: Stock prices reflect closing price on date of announcement.
(1) Development projects disclosed: South Quarter Crossing in Philadelphia and East River Park in Washington, D.C.
(2) Riverview Plaza in Philadelphia.

# DID CDR SHAREHOLDERS REALLY GET A HIGH OFFER PRICE PREMIUM?

***After a 3-year process started by Mr. Schanzer on July 1, 2019, CDR completed its sale process and offered $29.00 to shareholders. But the 70% offer premium claimed by Mr. Schanzer is off a deflated stock price as a result of his misguided strategy and poor execution as CEO***

Right Before Mr. Schanzer Announces His Large-Scale Redevelopment Strategy

Mr. Schanzer indicates to the Board his intention of pursuing an acquisition of CDR

Reported Distribution to Shareholders Upon Completion of Cedar Sale Process



$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
$38.15
$16.96
$29.00
(56%)
(24%)
On 11/2/2017
(3Q17 Earnings Call)
On 7/1/2019
(Intention to Pursue Acquisition of CDR)
On 8/22/2022
(Acquisition Price of CDR)

***In reality, the $29.00 offer price per share to CDR shareholders reflects a near 25% discount to the CDR stock price right before Mr. Schanzer announced his misguided large-scale development strategy***

Source: FactSet and Company filings as of April 22, 2024. Definitive proxy statement filed by CDR with the SEC and dated April 21, 2022.
Note: Stock prices reflect closing price on date of announcement.

# BRUCE SCHANZER: TUMULTUOUS, CONFLICTED, AND VALUE DESTRUCTIVE TENURE AT CDR

***Beyond the factual value destruction track record of Bruce Schanzer at CDR, he also engaged in unethical and conflicted business practices***

## 1 Self-Dealing: Indicates Interest in Pursuing Acquisition of Company After Driving Stock Price Down >55%

- In July 2019, Mr. Schanzer indicates to the Board his intention to pursue an acquisition of the Company
- In December 2019, Mr. Schanzer submitted a proposal to acquire CDR for $26.40 while serving as CEO of the Company
- The sale of CDR in August 2022 was premised on a concept devised by Mr. Schanzer, which consisted of jamming down the preferred shareholders (many of whom were also common shareholders) into a highly-levered, illiquid vehicle (Wheeler) – this led to significant value destruction to the preferred shareholders

## 2 Negotiated Excessive Change in Control Payouts

- Mr. Schanzer **received an excessive pay-out** from the completion of the transaction, **earning a staggering ~$31 million** [(1)], representing **nearly 8%** of the aggregate common equity value attributable to CDR shareholders
- Upon a change of control, **Mr. Schanzer negotiated full acceleration of his** time-based and performance-based **awards**, providing **himself a large windfall after years of value destruction** at Cedar [(1)]

## 3 Poor Governance Practices at Cedar

- Despite **(14%)** shareholder returns since the IPO, **named executives and Board members earned over $85 million** [(2)]
- While Mr. Schanzer was CEO, **average shareholder support** for executive compensation practices was **74.8%**[(3)]
- While Mr. Schanzer was CEO, **ISS recommended "against" Say-on-Pay 64%** of the time [(3)]

## 4 Cultivated Toxic Culture at Cedar

- In a 2018 lawsuit, the former CFO of Cedar accused Mr. Schanzer of **creating a hostile work environment** and **subjecting women to sexual harassment** [(4)]

Source: FactSet and publicly available data as of April 22, 2024. Definitive proxy statement filed by CDR with the SEC and dated April 21, 2022.
(1) Cedar Realty Trust DEFM14A released April 21, 2022. According to the proxy, if there is change of control and the Company's average TSR between June 15, 2018 and the 5th anniversary is greater than 10%, Mr. Schanzer is entitled to cash equal to 500,000 * ((Company's annual TSR –10%)/(10 * sale price)). The 500,00 shares were not adjusted when Bruce engineered a 1 for 6.6 reverse stock split on November 27, 2020.
(2) Snow Park Capital's letter to the Cedar Realty Board of Directors on October 25, 2017; compensation data since 2003 IPO.
(3) ISS Corporate data, calculated using Annual Meeting results from 2011 – 2021.
(4) Wall Street Journal article released on April 17, 2018.

# SCHANZER'S FIXATION ON REPLICATING CDR STRATEGY WILL LEAD TO DISRUPTION AND VALUE DESTRUCTION

**Don't Let Bruce Schanzer Disrupt The Progress of Whitestone and Destroy Value Through Misguided Strategies**

"The foregoing activist investment strategy is intended **to cause [WHITESTONE] management to commence a bidding process** whereby the [WHITESTONE] Shares will be sold to the highest bidder or will result in a distribution of cash to the shares of the [WHITESTONE] Shares…." [1]

Erez Confidential Private Offering Memorandum dated November 3, 2023

**⊗ Wants to overhaul 1/ 3rd of the Board despite his only stated objective is to sell our Company**

- Mr. Schanzer's request for Board seats is misguided as neither nominee would add new skills to our Board
- He has displayed single-mindedness and has been unable to articulate other means to drive shareholder value
- The debt financing and transaction markets were stronger and more suitable for a transaction during Cedar's sale, which is not the case today

**⊗ Ignores strong momentum at Whitestone under the new management team**

- Since David Holeman's appointment as CEO, Whitestone delivered **+24.9%** shareholder return, far outpacing the total shareholder return of negative **(16.2%)** for the MSCI US REIT Index [2]

**⊗ Erez's demands are self-interested and not in the best interest of shareholders**

- In their original letter, Erez estimated **$100 MM** in transaction fees. It is unclear what Mr. Schanzer's plans are that would include that amount of leakage
- Mr. Schanzer is fixated on short-term gains from a sale or liquidation at the expense of long-term success of Whitestone

***We understand that as early as September 2023, Erez was soliciting financing sources, meeting with our former dismissed CEO and other Trustees of Pillarstone Capital REIT, with the intention of making an offer to acquire Whitestone. Erez also intended to pay off our former CEO and Pillarstone Capital REIT to supposedly settle the lawsuits, at no telling what cost to Whitestone Shareholders. Erez has not been transparent with shareholders about its actions and intentions***

Source: FactSet and publicly available data as of April 22, 2024.
(1) Page 66 of Erez's nomination notice sent to the Company on December 21, 2023.
(2) Represents total returns from January 18, 2022 to April 22, 2024, including the reinvestment of dividends on the ex-date.

# MARKET CONDITIONS ARE CURRENTLY NOT OPPORTUNE TO LAUNCH A SALE OF WHITESTONE

*Mr. Schanzer is advocating a sale of Whitestone at the worst possible time. His process for Cedar would have failed if it weren't for the prevailing low interest environment in 2021 / 2022*



Sharp Decline in CRE Transaction Volume
$822B
(58%) Decline
$347B
2021
2023
Spike in 10-Year Treasury Rate
4.6%
330bps Spike
1.3%
9/9/2021 (1)
Current
Widening of Strip Center Cap Rates
130bps Widening
6.9%
5.6%
9/9/2021 (1)
Current

*Our Board is not opposed to exploring strategic alternatives, but we are opposed to selling under adverse market conditions. We want to maximize value for shareholders, not crystallize value at the worst possible time*

Source: FactSet, Green Street and Real Capital Analytics as of April 22, 2024.
(1) Date CDR publicly launched its strategic process.

# BRUCE SCHANZER'S HISTORY DEMONSTRATES A LACK OF ALIGNMENT WITH OUR CORE VALUES

***Mr. Schanzer was simultaneously involved in two separate assault cases***

THE WALL STREET JOURNAL.

**Cedar Realty Trust Chief Faces Sexual-Harassment Allegations** [1]

- Mr. Schanzer created a **hostile work environment**, and subjected a woman to **sexual harassment**
- Harassment included "**being leered at**, being the **subject of inappropriate comments, inappropriate touching** and **flirtatious behavior**" [2]
- **Other individuals have alleged inappropriate behavior by Mr. Schanzer,** notably one former employee contacted by the WSJ
- The case was settled in arbitration

*"Mr. Schanzer is also facing a lawsuit in which he is accused of **assaulting a man** at a parking valet waiting area… after a wedding in October 2015."* [1]

THE WALL STREET JOURNAL.

*"Mr. Schanzer **screamed at the plaintiff's 57-year-old mother-in-law** and accused her of cutting the line. The plaintiff stepped in between... telling him to calm down."* [1]

THE WALL STREET JOURNAL.

*"… Mr. Schanzer **head-butted him**, causing a **nose injury that required surgery and impaired his ability to breathe normally.**"* [1]

THE WALL STREET JOURNAL.

***Mr. Schanzer's troublesome past behavior disqualifies him from serving on a public company's Board***

Source: Whitestone REIT's Proxy Statement released March 31, 2023 and Whitestone REIT's 2024 Definitive Proxy.
(1) Wall Street Journal article released on April 17, 2018.
(2) The Final Award, final decision on the case by arbitrator Carol Wittenberg of JAMS Mediation Services dated December 24, 2019.

# TOTAL RETURNS FROM CLARK'S START AS RPT EVP - TRANSACTIONS (6/30/15)[1] TO RESIGNATION (6/29/19)

***RPT performed the fifth worst amongst its shopping center peers during Clark's tenure as EVP - Transactions***



40%
35%
30%
25%
20%
15%
10%
5%
0%
(5%)
(10%)
37.8%
4.7%
(5.1%)
WSR
Other Shopping Center REITs Average (2)
RPT

Source: FactSet as of April 22, 2024.
(1) Assumed to be 6/30/2015 due to limited disclosure. Catherine Clark was promoted to EVP – Transactions between 3/20/2015 and 9/30/2015.
(2) Reflects the simple average of AAT, AKR, ALEX, BFS, BRX, CDR, FRT, KIM, KRG, REG, ROIC, RPAI, SITC, UBA, UE and WRI.

# CATHERINE CLARK IS NOT QUALIFIED TO JOIN OUR BOARD

> *"The Nominating Shareholder believes Ms. Clark would be a valuable addition to the Board of the Trust because of her substantial expertise and experience in commercial real estate including underwriting, **purchasing and selling many billions of dollars of shopping centers** over her approximately 30 year career, publicly-traded REITS, **and her experience as an executive officer of a publicly-traded REIT**."* [1]
>
> *- Erez's Nomination Notice*

**Erez promotes Ms. Clark as a strong candidate based on her:**

| Experience buying and selling shopping centers | Experience as an executive officer of a public REIT |
|---|---|

**When in reality…**

**Experience buying and selling shopping centers:**

- ⊗ During Ms. Clark's tenure as Executive Vice President of Transactions, she never acquired or sold assets in our core markets. RPT had no presence in TX or AZ during Ms. Clark's tenure
- ⊗ The two most significant transactions at RPT Realty – the GIC strategic partnership in 2019 and the sale of RPT in 2023 – occurred *after* she left the Company
- ⊗ During our conversation, Ms. Clark never shared constructive ideas for Whitestone, leading us to assume she lacks a long-term vision for Whitestone
- ⊗ Ms. Clark reiterated that Erez's only strategy is to force our Company into a sale or liquidation

**Experience as an executive officer of a public REIT:**

- ⊗ Participated in massive destruction of shareholder value at RPT Realty, her only public REIT experience
- ⊗ RPT Realty underperformed the MSCI US REIT Index by (45.3%) on a total returns basis while Ms. Clark was Executive Vice President [2]
- ⊗ Adding Ms. Clark to our Board would present the risk of repeating her value destruction, and her failure at RPT is a cautionary tale for Whitestone's shareholders
- ⊗ If Erez is arguing that change is warranted, an individual with a lower-quality skillset and less experience than existing trustees would not help execute such change

Source: Erez Nomination Notice, public filings, and FactSet as of April 22, 2024
(1) Erez's nomination notice sent to the Company on December 21, 2023.
(2) Analysis period of 6/30/2015 (assumed given limited disclosure) to 6/29/2019 during Ms. Clark's time as Executive Vice President of Transactions.

# SETTING THE RECORD STRAIGHT ON EREZ'S FALSE CLAIMS

| Erez's False Claims [1] | The Facts |
| --- | --- |
| Whitestone has **underperformed its peers and potential** | ✓ Since David Holeman's appointment as CEO in January 2022 and on a 3-year basis, **Whitestone has delivered superior total shareholder returns**, exceeding all of its peers [2] and the RMS Index<br>✓ Whitestone has achieved **some of the highest SS NOI growth among our peers** [2] since 2022<br>✓ Our Company is positioned to continue delivering strong results with the midpoint of 2024 guidance indicating **11% year over year Core FFO per share growth** |
| Whitestone rejected an offer from Fortress to take the Company private, which was at **"a significant premium to the market price"**, yet has not **"prioritized investing the Company's capital"** | ✓ **Our Board regularly evaluates all opportunities** and **considers them in the context of maximizing long-term shareholder value**<br>✓ We received an indication of interest, which the Board evaluated and determined that **it was not in the best interest of shareholders**<br>✓ Whitestone's stock price is **currently trading near the indication of interest** received from the investor |
| The Company's strategy is **"buy high, sell low"** in which they continuously sell properties and assets well below NAV | ✓ Since Q4 2022, the **combined cap rate on sales is 6.2%** versus our **purchase cap rate of 7.1%**<br>✓ We are **purchasing higher quality properties** where Whitestone's leasing team can **drive SS NOI growth** and we are **refining the portfolio via dispositions to match Whitestone's strategy** (exited Chicago, Woodlake (office) to be sold) |
| The Company should not remain an independent public company, as its **"public company costs are a substantial drag on cash flow and earnings"** | ✓ Since the leadership changes in early 2022, we **have taken a number of steps to reduce our G&A costs**, including **resetting executive compensation and reducing headcount**<br>✓ Additionally, we expect **G&A cost reductions should drive a $0.01 increase to 2024 Core FFO per share** (at the midpoint of our guidance) primarily as our former CEO and Pillarstone related **litigation expense is expected to be significantly reduced** |
| **"Whitestone's current debt levels (close to 8x debt/EBITDA last quarter)"** will cause long-only REIT investors to refrain from investing in the Company | ✓ We continue to strengthen the balance sheet as evidenced by our **improving Debt to Pro Forma EBITDAre ratio** of 7.8x in 2023 versus 10.2x in 2020 [3]<br>✓ We have several **active long investors totaling over 11% of shares outstanding who have increased their positions since David Holeman's appointment to CEO in January 2022**, including First Eagle Investment Management and Foundry Partners, among others<br>✓ Our **guidance for 2024 Net Debt to EBITDAre is in the range of 6.6x to 7.0x**, illustrating our plan to continue to deleverage the balance sheet.[3] Collection of the Pillarstone settlement is anticipated to further strengthen the balance sheet in 2025 |
| The Board **"has no trustees with any shopping center or REIT capital markets experience"** | ✓ 2/3rds of our Board has experience in the real estate sector<br>✓ Our Board has a mix of **deep institutional knowledge, real estate experience, and fresh perspectives**<br>✓ The skills and experience of our refreshed Board has worked for shareholders – we have the top performing TSR on a 3-year basis compared to peers and the MSCI US REIT Index [4] |

(1) Erez's public nomination announcement released on March 7, 2024.
(2) Peers include AKR, BFS, BRX, FRT, IVT, KIM, KRG, PECO, REG, ROIC, SITC and UE.
(3) Net Debt to EBITDAre is a non-GAAP measure. Please refer to slides 55 and 57 for a full reconciliation.
(4) FactSet as of April 22, 2024.

# SETTING THE RECORD STRAIGHT ON EREZ'S FALSE CLAIMS (CONT.)

| Erez's False Claims [1] | The Facts |
|---|---|
| The Company has "**diluted shareholders with equity offerings only to return that equity to shareholders in a non-sensical recycling of capital**" | ✓ Since the management changes in 2022, **Whitestone has not issued any equity**, and our dividend has been nearly 100% ordinary income with **no return of capital in 2022 and only 2% in 2023**<br>✓ Whitestone has focused on making strategic acquisitions and dispositions – since Q4 2022, **the combined cap rate on sales is 6.2% versus the purchase cap rate of 7.1%**<br>✓ Erez's argument focuses on time **prior to Mr. Holeman's appointment and is therefore misleading** |
| Erez's nominees have "**decades of shopping center, REIT management, and real estate capital markets experience and can help enhance Whitestone's value**" | ✓ Both Mr. Schanzer and Ms. Clark's experiences were **plagued with massive value destruction**, which would be replicated if added to the Whitestone Board<br>✓ Under Mr. Schanzer's tenure, **CDR underperformed the MSCI US REIT Index by (120.7%), and Mr. Schanzer contributed to poor governance practices and cultivated a toxic work culture**<br>✓ Ms. Clark's only real estate experience at RPT was **plagued with severe underperformance, trailing the MSCI US REIT Index by (45.3%) , and lacked meaningful impact in Whitestone's main markets** |
| Whitestone "**never disclosed Mr. Taylor's role as counsel for the Special Committee or the fees he generated for his law firm prior to his appointment to the Board**" | ✓ Prior to Mr. Taylor's appointment to the Whitestone Board, Locke Lord **was hired by Pillarstone during the 2016 transaction** to provide contractual services<br>✓ Erez's claim is misleading, as **Mr. Taylor's firm was engaged by the Special of the Committee of Pillarstone**, not Whitestone<br>✓ Whitestone has billed Locke Lord for minimal fees, not requiring disclosure |
| Whitestone "**failed to meet any of its five performance targets in the 2023 annual incentive program**" | ✓ The underperformance to 2023 Annual Incentive Targets, relates **solely to legal expenses incurred related to the litigation** with the former CEO and his related JV<br>✓ The **stock rose** when announced on the Q2 2023 earnings call<br>✓ While the **street understood the importance and rationale behind the litigation expense**, the board set **aggressive targets and held management accountable** |
| Julia Buthman "**had a commercial relationship with Whitestone's current CEO when she was a financing provider and vendor to the Company**" | ✓ Whitestone shareholders elected Ms. Buthman **after she retired from Prudential**<br>✓ Prudential's ability to provide debt financing was identified during the company's credit facility renewal process and **it was absolutely at market terms** |
| The Board supports "**problematic governance practices**", **including change of control debt accelerations, a "proxy put, and nepotism"** | ✓ Whitestone is **committed to the highest standards of corporate governance.** The Nominating and Corporate Governance Committee regularly reviews and aligns with best practices<br>✓ While Erez has criticized the change of control debt accelerations, **these are customary acceleration provisions required by our lenders**<br>✓ **Retaining talent after the former CEO was terminated for cause** is the opposite of nepotism |

(1) Erez's public letter to shareholders released April 9, 2024.

# SETTING THE RECORD STRAIGHT ON EREZ'S FALSE CLAIMS (CONT.)

| Erez's False Claims [1] | The Facts |
|---|---|
| **The Pillarstone deal "Mr. Taylor negotiated** has led to expensive and distracting litigation that is still occupying the Company" | ✓ **Mr. Taylor did not negotiate the Pillarstone deal**, his firm provided contractual legal services to Pillarstone and **was not engaged by Whitestone**<br>✓ The Pillarstone lawsuit was the **result of a Poison Pill filing by our former CEO** and was recently resolved in Whitestone's favor and **the litigation is not still occupying the Company**<br>✓ The Company can now **proceed with monetizing its interest in Pillarstone** |
| Mr. Taylor and Ms. Berry supported **"inadequate leadership for five years before finally taking action"** when Whitestone **"significantly underperformed the market"** | ✓ After thoughtful evaluation of the long-term interest of our shareholders, Mr. Taylor and Ms. Berry were a part of making the difficult decision to remove former CEO, Mr. Mastandrea for cause<br>✓ Since Mr. Taylor's appointment, Whitestone has **outperformed the NAREIT Shopping Center Index by 23%** [2]<br>✓ Since Ms. Berry's appointment, Whitestone has **outperformed the NAREIT Shopping Center Index by 17%** [3] |
| Mr. Taylor and Ms. Berry's appointments in 2017, **"the Company has sold nearly $100 million of equity in 'at the market' equity offerings, always at a discount to NAV"** | ✓ **No equity has been issued** since Mr. Holeman became CEO in January 2022<br>✓ Whitestone remains in **a very favorable position** in terms of the **Company's ability to grow organically without a need for equity**<br>✓ This claim relates to when **Whitestone was led by former CEO James Mastandrea** and **ignores management transition and is therefore misleading** |
| "Today, Whitestone's stock trades for a **price that is below its IPO price** from 2010, as it has for nearly 600 of the last 700 trading days" | ✓ The change in stock price **does not capture value returned to shareholders via dividends**<br>✓ Additionally, the last 700 trading days begins around June 2021 and is therefore **impacted by COVID valuation** |
| "During Mr. Taylor's first full year on the Compensation committee, the Board **increased Mr. Mastandrea's compensation by an astounding 85%"** | ✓ In late 2017, Whitestone adjusted its stock performance measure to a mix of TSR and time-based, therefore, only TSR shares were issued in 2017<br>✓ Erez's claim is **misleading with respect to "first full year"**. Mr. Mastandrea's compensation decreased from $3.73mm in 2016 to $1.41mm in 2017, when Mr. Taylor was on the Committee<br>✓ Mr. Mastandrea's compensation increased from $1.41mm in 2017 to $2.62mm in 2018 due to strong financial results |

(1) Erez's public letter to shareholders released April 9, 2024.
(2) From Mr. Taylor's start date of March 17, 2017 to recent date of April 22, 2024.
(3) From Ms. Berry's start date of September 6, 2017 to recent date of April 22, 2024.

# EREZ'S CLAIMS ON CONFLICTS OF INTEREST ARE MISLEADING AND NOT BASED ON FACTS



**David Taylor**
*Independent Chairman, Trustee since 2017*

- *Chair and Partner of Locke Lord*
- *Director of Greater Houston Partnership*

**Erez's Claims**

- Mr. Taylor's law firm performed work for Whitestone after Mr. Taylor joined the Board
- Whitestone never disclosed Mr. Taylor's role as counsel for the Special Committee or the fees he generated prior to his Board appointment
- Shareholders were not aware that Mr. Taylor was non-independent nor that his firm had been doing work for Whitestone in 2017

**The Facts**

- Locke Lord provided legal contractual services to **Pillarstone**
- Erez's reference to the "Special Committee" is misleading - Mr. Taylor's firm was **engaged to provide legal services to the Special Committee of Pillarstone**
- **Mr. Taylor is an independent trustee under the listing standards of the NYSE and our Corporate Governance Guidelines and policies**



**Amy Feng**
*Independent Trustee since 2022*

- *Executive Vice President at Edelman Smithfield*

**Erez's Claims**

- Amy Feng served as an advisor to the Company for years, working for Mr. Mastandrea as a communications advisor before being named a trustee
- Whitestone never disclosed fees paid to Ms. Feng or her firm, or the fact that she worked as a professional advisor to the Company for years before becoming a trustee

**The Facts**

- Whitestone had engaged Joele Frank for PR and IR services for several years
- Ms. Feng **stopped working at Joele Frank prior to joining our Board**
- Ms. Feng has held **two additional professional roles since leaving Joele Frank**
- **Neither Whitestone nor Ms. Feng have a current relationship with Joele Frank**, and therefore did not have a relationship that required any disclosures



**Julia Buthman**
*Independent Trustee since 2023*

- *Former Managing Director of Prudential Private Capital and Bank of Montreal*

**Erez's Claims**

- Julia Buthman was responsible for the Whitestone relationship when Prudential provided debt financing for Whitestone's operating partnership
- Ms. Buthman undoubtedly had a commercial relationship with Whitestone's current CEO. This relationship has never been disclosed

**The Facts**

- Whitestone shareholders elected Ms. Buthman **after she retired from Prudential**
- Prudential's ability to provide debt financing was identified during the company's credit facility renewal process and **it was absolutely at market terms**

Source: Whitestone REIT's Proxy Statement released March 31, 2023, the Company's Definitive Proxy Statement, Company website, and Erez's fight letter released April 9, 2024.

# AS CHAIRMAN, DAVID TAYLOR HAS LED WHITESTONE'S STRATEGIC REPOSITIONING

*As Chairman, David Taylor has been instrumental to Whitestone's successful strategy and growth. Replacing him with inferior candidates would destabilize this progress*



**David Taylor**

***Independent Chairman, Trustee since 2017***

- ***Chair (2018 – Present) and Partner (1996 – Present) of Locke Lord (1989 – Present)***
- ***Director of Greater Houston Partnership (2020 – Present)***
- ***Member and Former Co-Chair of Locke Lord's Corporate and Transactional Department (2007 – 2012)***
- ***Former Chair of Finance Committee of Locke Lord (2017)***
- ***Former Chair of Capital Markets Section of Locke Lord (2012 – 2015)***

**Extensive Expertise in Legal and Corporate Governance Matters, Especially in Texas**

- ✓ Partner of one of the nation's largest law firms since 1996, and has served as Chair since 2018
- ✓ Over three decades of experience representing public companies in a range of corporate and securities matters
- ✓ Focus in mergers and acquisitions and Board of Directors matters has contributed to refining Whitestone's long-term strategy
- ✓ Expert in strategic growth, legal, and financial matters in one of Whitestone's largest market
- ✓ Oversees the economic development of major cities as Chair of Greater Houston Partnership's Regional Economic Development Advisory Committee

**Proven Commitment to Transforming and Executing Whitestone's Strategy**

- ✓ Took part in decisive action taken to remove former CEO Mr. Mastandrea for the benefit of shareholders
- ✓ Has overseen significant and ongoing Board refreshment to ensure a balance of deep institutional knowledge and fresh perspectives
- ✓ Streamlined Whitestone's strategy to deliver superior shareholder returns, exceeding all of its peers
- ✓ Since Mr. Taylor's appointment, Whitestone has outperformed the NAREIT Shopping Center Index by 23% (1)
- ➢ **Replacing Mr. Taylor with Mr. Schanzer or Ms. Clark would add low-quality and destructive performers at the expense of a committed and successful leader at Whitestone**

Source: Whitestone REIT's Proxy Statement released March 31, 2023, the Company's Definitive Proxy Statement, Company website, and Erez's fight letter released April 9, 2024.
(1) From Mr. Taylor's start date of March 17, 2017 to recent date of April 22, 2024.

# NANDITA BERRY BRINGS LOCAL EXPERTISE IN OUR LARGEST MARKET

***Nandita Berry has spent nearly her entire career in leadership roles within Texas.***
***Meanwhile, Mr. Schanzer and Ms. Clark have no discernable experience in our largest market***



## Nandita Berry

***Independent Trustee, Trustee since 2017***

***Former Positions***

- ***109th Texas Secretary of State (2014 – 2015)***
- ***Senior Counsel for Locke Lord (2005 – 2013)***
- ***Senior Counsel for El Paso Energy (1997 – 2004)***

### Depth and Quality of Skillset is Additive to our Board

✓ Provides political, regulatory, and legal expertise as having served as the 109th Texas Secretary of State

✓ Chair of Audit and Compliance Committees of the University of Houston System Board of Regents

✓ Publicly recognized leader, as she was inducted into the Texas Woman's Hall of Fame in 2014 for her business achievements

✓ Leadership skills have led Whitestone through necessary and effective Board refreshment in her role as Chair of the Nominating and Corporate Governance Committee

### Expertise Concentrated in Whitestone's Largest Market

✓ As the 109th Texas Secretary of State, Ms. Berry has significant experience promoting business and economic opportunities in Texas

✓ Her role as former in-house Senior Counsel to El Paso Energy, a fortune 500 company, Ms. Berry has high-quality experience working in corporate and securities matters within Texas

✓ Since Ms. Berry's appointment, Whitestone has outperformed the NAREIT Shopping Center Index by **17%** (1)

➢ **Neither Mr. Schanzer nor Ms. Clark possess the specialized political, regulatory and localized expertise within our largest market that Ms. Berry provides our Board**

Source: Whitestone REIT's Proxy Statement released March 31, 2023, the Company's Definitive Proxy Statement, Company website, and Erez's fight letter released April 9, 2024.
(1) From Ms. Berry's start date of September 6, 2017 to recent date of April 22, 2024.

# EREZ'S CAMPAIGN IS UNNECESSARY, MISGUIDED, AND RISKS VALUE DESTRUCTION FOR SHAREHOLDERS

**1 Unnecessary**

- **Our Board has already taken decisive action to reposition our management team and strategy**, and **recent strong results are proving its success**
- **Erez has not offered any incremental expertise** to complement our current management team, strategy or Board

**2 Misguided**

- **Erez has a singular agenda: sell or liquidate Whitestone**
- They are **seeking significant changes in our Board** to accomplish this goal, with **no regard for our long-term potential growth**
- Erez's laundry list of public criticisms is **completely meritless** and **ignores the strong performance of Whitestone and enhancements made to our business and governance following Mr. Holeman's appointment to CEO**

**3 Risks Value Destruction**

- Erez is **advocating for new trustees that destroyed shareholder value** at past companies, **putting Whitestone shareholders at risk**
- Our **strategy, the success of our current management team** and **recent momentum** will be **jeopardized** if Erez's nominees are elected

# WHITESTONE REIT HAS THE RIGHT TEAM AND PLAN TO DRIVE SHAREHOLDER VALUE

***Whitestone REIT Has a Track Record of Sustainable Value Creation***

**YOUR VOTE IS IMPORTANT!**

**Vote on the WHITE Proxy Card FOR Whitestone REIT's Proposals**

- ☑ Elect All 6 of Whitestone REIT's Trustee Nominees
- ☑ Approve Say-on-Pay
- ☑ Ratify Auditors

**We strongly urge you to reject Erez's Nominees**

# APPENDIX

# CURRENT DEBT PROFILE (AS OF 12/31/23)

- **$515 MM Credit Facility Amended and Extended in September 2022**
  - **$250 MM Revolver Expiring 9/16/2026(1)**
    - **$104 MM Currently Undrawn**
  - **$265 MM Term Loan due 2028**
- **Weighted Average Interest Rate: 5.1%**
- **85% Fixed Rate Debt**
- **Total Debt: $641 Million**

**Capital Structure ($1.25 Billion Total Capitalization)(2)**



Unsecured Bonds 7%
Secured Debt 11%
Equity 49%
Unsecured Debt 33%



Debt Maturities
$300
$250
$200
$150
$100
$50
$0
In Millions
(1)
2024
2025
2026
2027
2028
2029
Fixed Rate Notes
RCF (Drawn)
RCF (Undrawn)
Term Loan



EBITDAre and Debt/EBITDAre(3)
$22
$20
$18
$16
$14
$12
$10
In Millions
10.0
9.0
8.0
7.0
6.0
(4)
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
EBITDAre
Debt/EBITDAre

(1) Revolver does not show two 6-month extension options
(2) Equity is based upon the closing stock price on March 1, 2024
(3) Please refer to slides 54 and 56 for a full reconciliation of non-GAAP measures to GAAP measures

(4) Excludes compensation benefit of $2.2 million

# FFO AND CORE FFO RECONCILIATION

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations ("Core FFO") is a non-GAAP measure. From time to time, we report or provide guidance with respect to "Core FFO" which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest professional fees.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO and Core FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

**Whitestone REIT and Subsidiaries**
**RECONCILIATION OF NON-GAAP MEASURES**
**(in thousands, except per share and unit data)**

| | Year Ended December 31, 2023 | 2022 | 2021 |
|---|---|---|---|
| **FFO (NAREIT) AND CORE FFO** | | | |
| Net income attributable to Whitestone REIT | $ 19,180 | $ 35,270 | $ 12,048 |
| Adjustments to reconcile to FFO:[1] | | | |
| Depreciation and amortization of real estate assets | 32,811 | 31,538 | 28,806 |
| Depreciation and amortization of real estate assets of real estate partnership (pro rata)[2] | 1,613 | 1,613 | 1,674 |
| Loss on disposal of assets, net | 522 | 192 | 90 |
| Gain on sale of properties from continuing operations, net | (9,006) | (16,950) | (266) |
| Gain on sale of property from discontinued operations | — | — | (1,833) |
| Gain on sale or disposal of properties or assets of real estate partnership (pro rata)[2] | — | — | (19) |
| Net income attributable to noncontrolling interests | 270 | 530 | 205 |
| FFO (NAREIT) | $ 45,390 | $ 52,193 | $ 40,705 |
| Adjustments to reconcile to Core FFO: | | | |
| Early debt extinguishment costs | — | 147 | — |
| Default interest on debt of real estate partnership[1][2] | 1,375 | — | — |
| Core FFO | $ 46,765 | $ 52,340 | $ 40,705 |
| **FFO PER SHARE AND OP UNIT CALCULATION** | | | |
| Numerator: | | | |
| FFO | $ 45,390 | $ 52,193 | $ 40,705 |
| Core FFO | $ 46,765 | $ 52,340 | $ 40,705 |
| Denominator: | | | |
| Weighted average number of total common shares - basic | 49,501 | 49,256 | 45,486 |
| Weighted average number of total noncontrolling OP units - basic | 694 | 738 | 772 |
| Weighted average number of total common shares and noncontrolling OP units - basic | 50,195 | 49,994 | 46,258 |
| Effect of dilutive securities: | | | |
| Unvested restricted shares | 1,312 | 694 | 850 |
| Weighted average number of total common shares and noncontrolling OP units - diluted | 51,507 | 50,688 | 47,108 |
| FFO per common share and OP unit - basic | $ 0.90 | $ 1.04 | $ 0.88 |
| FFO per common share and OP unit - diluted | $ 0.88 | $ 1.03 | $ 0.86 |
| Core FFO per common share and OP unit - basic | $ 0.93 | $ 1.05 | $ 0.88 |
| Core FFO per common share and OP unit - diluted | $ 0.91 | $ 1.03 | $ 0.86 |

**Note: In 2021 and prior years, Core FFO excluded share-based compensation. This is no longer done and the 2021 number shown above does not exclude share-based compensation.**

(1) Includes pro-rata share attributable to real estate partnership.

(2) We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report.

# EBITDAre AND DEBT/EBITDAre RECONCILIATION

EBITDAre: The National Association of Real Estate Investment Trusts ("NAREIT") defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity's share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

Net Debt: We present net debt, which we define as total debt less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

**Whitestone REIT and Subsidiaries**
**RECONCILIATION OF NON-GAAP MEASURES**
**(continued)**
**(in thousands)**

| | Three Months Ended December 31, | | Year Ended December 31, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| **EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)** | | | | |
| Net income attributable to Whitestone REIT | $ 1,541 | $ 19,939 | $ 19,180 | $ 35,270 |
| Depreciation and amortization | 8,428 | 8,046 | 32,965 | 31,707 |
| Interest expense | 8,303 | 8,082 | 32,866 | 27,193 |
| Provision for income taxes | 111 | 109 | 450 | 422 |
| Net income attributable to noncontrolling interests | 22 | 291 | 270 | 530 |
| (Equity) deficit in earnings of real estate partnership [1] | 1,528 | 65 | 3,155 | (239) |
| EBITDAre adjustments for real estate partnership [1] | 448 | 533 | 617 | 2,626 |
| (Gain) loss on sale of properties, net | 620 | (16,950) | (9,006) | (16,950) |
| Loss on disposal of assets, net | 22 | 180 | 522 | 192 |
| **EBITDAre** | **$ 21,023** | **$ 20,295** | **$ 81,020** | **$ 80,751** |

| | Three Months Ended December 31, | | Year Ended December 31, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| **Debt/EBITDAre Ratio** | | | | |
| Outstanding debt, net of insurance financing | $ 640,549 | $ 625,991 | $ 640,549 | $ 625,991 |
| Less: Cash | (4,572) | (6,166) | (4,572) | (6,166) |
| Less: Deposit due to real estate partnership debt default | (13,633) | — | (13,633) | — |
| Add: Proportional share of net debt of unconsolidated real estate partnership [1] | 8,685 | 8,112 | 8,685 | 8,112 |
| Total Net Debt | $ 631,029 | $ 627,937 | $ 631,029 | $ 627,937 |
| EBITDAre | $ 21,023 | $ 20,295 | $ 81,020 | $ 80,751 |
| Effect of partial period acquisitions and dispositions | $ (99) | $ 168 | $ (469) | $ (48) |
| Pro forma EBITDAre | $ 20,924 | $ 20,463 | $ 80,551 | $ 80,703 |
| Annualized pro forma EBITDAre | $ 83,696 | $ 81,852 | $ 80,551 | $ 80,703 |
| Ratio of debt to pro forma EBITDAre | 7.5 | 7.7 | 7.8 | 7.8 |

(1) We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated (equity) deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report.

# EBITDAre AND DEBT/EBITDAre RECONCILIATION (CONT.)

EBITDAre: The National Association of Real Estate Investment Trusts ("NAREIT") defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity's share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

Net Debt: We present net debt, which we define as total debt less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

**Whitestone REIT and Subsidiaries**
**RECONCILIATION OF NON-GAAP MEASURES**
**(continued)**
**(in thousands)**

| | Year Ended December 31, 2023 | Year Ended December 31, 2020 |
|---|---|---|
| **EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)** | | |
| Net income attributable to Whitestone REIT | $ 19,180 | $ 6,034 |
| Depreciation and amortization | 32,966 | 28,303 |
| Interest expense | 32,866 | 25,770 |
| Provision for income taxes | 450 | 379 |
| Net income attributable to noncontrolling interests | 270 | 117 |
| (Equity) deficit in earnings of real estate partnership (1) | 3,155 | (921) |
| EBITDAre adjustments for real estate partnership (1) | 617 | 3,484 |
| Loss (gain) loss on sale or disposal of assets, net | (8,484) | 364 |
| Gain on loan forgiveness | — | (1,734) |
| **EBITDAre** | **81,020** | **61,796** |

| **Debt/EBITDAre Ratio** | Year Ended December 31, 2023 | Year Ended December 31, 2020 |
|---|---|---|
| Outstanding debt | $ 640,549 | $ 645,163 |
| Less: Cash | (4,572) | (25,777) |
| Deposit due to real estate partnership debt default | (13,633) | - |
| Add: Proportional share of net debt of unconsolidated real estate partnership (1) | 8,685 | 8,912 |
| Total Net Debt | $ 631,029 | $ 628,298 |
| EBITDAre | $ 81,020 | $ 61,796 |
| **Ratio of debt to pro forma EBITDAre** | **7.8** | **10.2** |

(1) We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated proportional share of net deb based on the information available to us at the time.

# EBITDAre AND DEBT/EBITDAre RECONCILIATION (CONT.)

**Whitestone REIT and Subsidiaries**
**RECONCILIATION OF NON-GAAP MEASURES**
**(continued)**
**(in thousands)**

| | Sept 30 2023 | Jun 30 2023 | Mar 31 2023 | Dec 31 2022 | Sept 30 2022 | Jun 30 2022 | Mar 31 2022 | Dec 31 2021 | Sept 30 2021 | Jun 30 2021 | Mar 31 2021 |
|---|---|---|---|---|---|---|---|---|---|---|---|
| **EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)** | | | | | | | | | | | |
| Net income attributable to Whitestone REIT | $ 2,486 | $ 11,306 | $ 3,847 | $ 19,939 | $ 3,915 | $ 4,338 | $ 7,078 | $ 2,608 | $ 2,899 | $ 5,126 | $ 1,415 |
| Depreciation and amortization | 8,332 | 8,360 | 7,846 | 8,046 | 7,889 | 7,862 | 7,910 | 7,492 | 7,340 | 7,105 | 7,013 |
| Interest expense | 8,400 | 8,260 | 7,903 | 8,082 | 6,816 | 6,234 | 6,061 | 6,147 | 6,142 | 6,143 | 6,132 |
| Provision for income taxes | 95 | 125 | 119 | 109 | 112 | 100 | 101 | 111 | 100 | 87 | 87 |
| Net income attributable to noncontrolling interests | 35 | 159 | 54 | 291 | 60 | 68 | 111 | 40 | 47 | 92 | 26 |
| (Equity) deficit in earnings of real estate partnership [1] | 375 | 1,034 | 218 | 65 | (65) | 41 | (280) | (180) | (151) | (189) | (89) |
| EBITDAre adjustments for real estate partnership [1] | 223 | (435) | 381 | 533 | 662 | 564 | 867 | 813 | 807 | 766 | 685 |
| (Gain) Loss on sale of properties from continuing operations, net | (5) | (9,621) | — | (16,950) | — | — | — | — | — | — | — |
| Gain on sale of property from discontinued operations | — | — | — | — | — | — | — | — | — | (1,833) | — |
| Loss on disposal of assets, net | 480 | 14 | 6 | 180 | 7 | (10) | 15 | 1 | 48 | (224) | (1) |
| **EBITDAre** | **$ 20,421** | **$ 19,202** | **$ 20,374** | **$ 20,295** | **$ 19,396** | **$ 19,197** | **$ 21,863** | **$ 17,032** | **$ 17,232** | **$ 17,073** | **$ 15,268** |
| **Debt/EBITDAre Ratio** | | | | | | | | | | | |
| Outstanding debt, net of insurance financing | $ 632,353 | $ 648,855 | $ 627,920 | $ 625,991 | $ 637,406 | $ 637,807 | $ 643,202 | $ 643,613 | $ 619,009 | $ 614,392 | $ 644,771 |
| Less: Cash, including cash in Escrow from Section 1031 Exchange | (2,976) | (16,374) | (3,479) | (6,166) | (9,504) | (8,464) | (11,136) | (15,721) | (10,858) | (22,274) | (22,820) |
| Add: Proportional share of net debt of unconsolidated real estate partnership [1] | 8,685 | 8,685 | 8,112 | 8,112 | 8,174 | 8,235 | 8,759 | 8,200 | 8,479 | 8,894 | 9,185 |
| Total Net Debt | $ 638,062 | $ 641,166 | $ 632,553 | $ 627,937 | $ 636,076 | $ 637,578 | $ 640,825 | $ 636,092 | $ 616,630 | $ 601,012 | $ 631,136 |
| EBITDAre | $ 20,421 | $ 19,202 | $ 20,374 | $ 20,295 | $ 19,396 | $ 19,197 | $ 21,863 | $ 17,032 | $ 17,232 | $ 17,073 | $ 15,268 |
| Effect of partial period acquisitions and dispositions | — | 36 | — | 168 | — | — | — | 301 | 60 | — | — |
| Pro forma EBITDAre | $ 20,421 | $ 19,238 | $ 20,374 | $ 20,463 | $ 19,396 | $ 19,197 | $ 21,863 | $ 17,333 | $ 17,292 | $ 17,073 | $ 15,268 |
| Pro forma annualized EBITDAre | $ 81,684 | $ 76,952 | $ 81,496 | $ 81,852 | $ 77,584 | $ 76,788 | $ 87,452 | $ 69,332 | $ 69,168 | $ 68,292 | $ 61,072 |
| **Ratio of debt to pro forma EBITDAre** | **7.8** | **8.3** | **7.8** | **7.7** | **8.2** | **8.3** | **7.3** | **9.2** | **8.9** | **8.8** | **10.3** |

(1) We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2023 have not been made available to us, we have estimated proportional share of net debt based on the information available to us at the time of this Report.

Please refer to the previous slide for details on EBITDAre and Net Debt.

# 2024 DEBT/EBITDAre GUIDANCE RECONCILIATION

EBITDAre: The National Association of Real Estate Investment Trusts ("NAREIT") defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity's share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

Net Debt: We present net debt, which we define as total debt less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

**Whitestone REIT and Subsidiaries**
**RECONCILIATION OF NON-GAAP MEASURES**
**Initial Full Year Guidance for 2024**
**(in thousands)**

| | Projected Range Fourth Quarter 2024 | |
|---|---|---|
| | Low | High |
| **EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)** | | |
| Net income attributable to Whitestone REIT | $ 6,161 | $ 5,311 |
| Depreciation and amortization | 8,746 | 8,746 |
| Interest expense | 8,013 | 8,013 |
| Provision for income taxes | 134 | 134 |
| Net income attributable to noncontrolling interests | 89 | 89 |
| EBITDAre | **$ 23,143** | **$ 22,293** |
| Annualized EBITDAre | **$ 92,572** | **$ 89,172** |
| Outstanding debt, net of insurance financing | 616,290 | 624,290 |
| Less: Cash | (3,000) | (3,000) |
| Add: Proportional share on net debt of unconsolidated real estate partnership | — | — |
| Total net debt | **$ 613,290** | **$ 621,290** |
| Ratio of Net Debt to EBITDAre | 6.6 | 7.0 |

# 2024 CORE FFO/SHARE GUIDANCE RECONCILIATION

**Whitestone REIT and Subsidiaries**
**RECONCILIATION OF NON-GAAP MEASURES**
**Initial Full Year Guidance for 2024**
**(in thousands, except per share and per unit data)**

| | Projected Range Full Year 2024 | | | |
|---|---|---|---|---|
| | | Low | | High |
| **FFO (NAREIT) and Core FFO per diluted share and OP unit** | | | | |
| Net income attributable to Whitestone REIT | $ | 16,600 | $ | 19,600 |
| Adjustments to reconcile to FFO (NAREIT) | | | | |
| Depreciation and amortization of real estate assets | | 34,252 | | 34,252 |
| Depreciation and amortization of real estate assets of real estate partnership (pro rata) | | 133 | | 133 |
| FFO (NAREIT) | $ | 50,985 | $ | 53,985 |
| Adjustments to reconcile to FFO (CORE) | | | | |
| Default interest on debt of real estate partnership | | — | | — |
| Extinguishment of debt cost | | — | | — |
| Proxy contest professional fees | | — | | — |
| Litigation-related gains (losses) outside normal operations | | — | | — |
| Core FFO | $ | 50,985 | $ | 53,985 |
| Dilutive shares | | 51,262 | | 51,262 |
| OP Units | | 695 | | 695 |
| Dilutive share and OP Units | | 51,957 | | 51,957 |
| Net income attributable to Whitestone REIT per diluted share | $ | 0.32 | $ | 0.38 |
| FFO (NAREIT) per diluted share and OP Unit | $ | 0.98 | $ | 1.01 |
| Net income attributable to Whitestone REIT per diluted share | $ | 0.32 | $ | 0.38 |
| Core FFO per diluted share and OP Unit | $ | 0.98 | $ | 1.04 |

Please refer to slide 43 for details on FFO/Share and Core FFO/Share.







# NOI AND SS NOI RECONCILIATION

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI adjusts for general and administrative expenses, depreciation and amortization, equity in earnings of real estate partnership, interest expense, interest dividend and other investment income, provision for income taxes, gain or loss on sale of property from discontinued operations, net, management fee, net of related expenses, gain or loss on sale or disposal of assets and properties, profit sharing expense, gain on loan forgiveness, our pro rata share of NOI of equity method investments and net income attributable to non controlling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.

**Whitestone REIT and Subsidiaries**
**RECONCILIATION OF NON-GAAP MEASURES**
**(continued)**
**(in thousands)**

| | Three Months Ended December 31, | | Year Ended December 31, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| PROPERTY NET OPERATING INCOME | | | | |
| Net income attributable to Whitestone REIT | $ 1,541 | $ 19,939 | $ 19,180 | $ 35,270 |
| General and administrative expenses | 5,002 | 5,003 | 20,653 | 18,066 |
| Depreciation and amortization | 8,428 | 8,046 | 32,966 | 31,707 |
| (Equity) deficit in earnings of real estate partnership (1) | 1,528 | 65 | 3,155 | (239) |
| Interest expense | 8,303 | 8,082 | 32,866 | 27,193 |
| Interest, dividend and other investment income | (2) | (22) | (51) | (65) |
| Provision for income taxes | 111 | 109 | 450 | 422 |
| (Gain) loss on sale of properties, net | 620 | (16,950) | (9,006) | (16,950) |
| Management fee, net of related expenses | — | — | 16 | 112 |
| Loss on disposal of assets, net | 22 | 180 | 522 | 192 |
| NOI of real estate partnership (pro rata)(1) | 670 | 594 | 2,553 | 3,023 |
| Net income attributable to noncontrolling interests | 22 | 291 | 270 | 530 |
| **NOI** | $ 26,245 | $ 25,337 | $ 103,574 | $ 99,261 |
| Non-Same Store NOI (2) | (1,214) | (651) | (4,370) | (3,322) |
| NOI of real estate partnership (pro rata) (1) | (670) | (594) | (2,553) | (3,023) |
| **NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)** | 24,361 | 24,092 | 96,651 | 92,916 |
| Same Store straight-line rent adjustments | (97) | (424) | (2,284) | (1,466) |
| Same Store amortization of above/below market rents | (214) | (256) | (862) | (933) |
| Same Store lease termination fees | (98) | (21) | (698) | (135) |
| **Same Store NOI (3)** | $ 23,952 | $ 23,391 | $ 92,807 | $ 90,382 |

(1) We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated (equity) deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report.

(2) We define "Non-Same Store" as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended December 31, 2023 to the three months ended December 31, 2022, Non-Same Store includes properties acquired between October 1, 2022 and December 31, 2023 and properties sold between October 1, 2022 and December 31, 2023, but not included in discontinued operations. For purposes of comparing the twelve months ended December 31, 2023 to the twelve months ended December 31, 2022, Non-Same Store includes properties acquired between January 1, 2022 and December 31, 2023 and properties sold between January 1, 2022 and December 31, 2023, but not included in discontinued operations.

(3) We define "Same Store" as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended December 31, 2023 to the three months ended December 31, 2022, Same Store includes properties owned before October 1, 2022 and not sold before December 31, 2023. For purposes of comparing the twelve months ended December 31, 2023 to the twelve months ended December 31, 2022, Same Store includes properties owned before January 1, 2022 and not sold before December 31, 2023. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company's property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company's performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define "Non-Same Stores" as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

# ESG OVERSIGHT

**Our Board's Nominating and Corporate Governance Committee is responsible for monitoring and reviewing key sustainability issues, including social and governance topics. As needed, the committee makes recommendations to the Board on actions to be taken.**

**Whitestone's ESG Steering Committee, which includes our CEO, reports directly to the Board's Nominating and Corporate Governance Committee.**



**Board of Trustees**

**Nominating and Corporate Governance Committee**

**ESG Steering Committee**

## ESG Steering Committee

Whitestone's ESG Steering Committee is responsible for front line action on environmental (including climate-related), social, and governance matters.

The ESG Steering Committee is a cross-functional team including our CEO as well as members of our asset management, human resources, investor relations, and operational departments.

Its mission is to formulate and implement Whitestone's response to key ESG matters as well as monitor and assess upcoming ESG matters that may affect the organization in future years.

Source: Whitestone REIT's 2023 ESG Report.

# BOARD OVERSIGHT OF RISK MANAGEMENT

## Risk Management and Data Security

Our Board has an active role, as a whole and at the committee level, in overseeing risk management

**The Nominating and Corporate Governance Committee**

Manages risks associated with the independence of the Board and potential conflicts of interest

**The Audit Committee**

Considers cybersecurity risks and receives regular reports from management regarding risks and countermeasures being undertaken or considered

**We engage an external IT consultant**

Actively monitors networks to prevent cyber attacks and protect against data loss by backing up our drives on a regular basis

## Key Policies

**Code of Business Conduct and Ethics**

Outlines policies that ensure we are conducting business with high standards and integrity

**Human Rights Policy**

Our policy is consistent with the UN Guiding Principals on Business and Human Rights

**Diversity, Equity, and Inclusion Policy**

Whitestone's DEI policy covers activities across our business, from talent recruitment to how we engage our tenants and local communities

**Vendor Code of Conduct**

As an industry leader, we seek to use our position to promote the highest standards for ethics and business conduct wherever we operate

**Insider Trading Compliance Policy**

Our policy outlines clear and appropriate standards to ensure employees and Trustees do not use material, nonpublic information when purchasing or selling our securities

Source: Whitestone REIT's 2023 ESG Report.

# ENVIRONMENTAL STEWARDSHIP

**Environmental Management Stewardship**

In 2022, we developed an environmental management system (EMS) framework with four stages:

**PLAN**: Identify potential opportunities, priorities, and risks within Whitestone's ESG strategy

**DO**: Implement initiatives that reduce the environmental footprint of Whitestone's operations

**CHECK**: Identify what environmental goals were reached and what failed to reach the desired impact

**ACT**: Disclose progress to the Board and adjust appropriate actions if objectives in the "Plan" phase were not met

**Energy Management, GHG Emissions, and Renewable Energy**

Our approach to energy management is focused on our operations, tenants, and communities

**Water Management**

Our water management policy identifies two approaches:
1. Consumption within our buildings
2. Consumption on our sites

**Whitestone is contracted to buy 22.6 million kilowatt hours of renewable electricity from TXU between 2020 and 2024.**

**Waste Management**

Through our waste management policy, we are able to:
- Identify a baseline approach across our portfolio
- Support our tenants in having waste management services accessible to their relevant market
- Support our communities by offering specialty recycling

**Climate Change Adaptation and Resilience**

Continued geographic diversification will help offset the climate risk from a single market concentration

We have yet to be materially impacted by climate change or natural disasters, but continue to evaluate the risks and will adapt as our understanding of these topics evolve



**Biodiversity and Habitat**

Whitestone recognizes that our properties may encounter issues related to wildlife, ecosystems, endangered species, and habitat management

Through our biodiversity and habitat policy, we focus on minimizing the impact to the natural environment during development and throughout our operations.

Source: Whitestone REIT's 2023 ESG Report.

# ENVIRONMENTAL PERFORMANCE METRICS

## ENERGY USAGE



MWh
20,000
18,000
16,000
14,000
12,000
10,000
2021
2022
Electric Usage
Fuel Usage

In 2022, our properties saw a **1.6% decrease** in energy consumption.

In 2021 and 2022, **96%** of total energy consumed was sourced from the electric grid and **4%** from natural gas.

## GHG EMISSIONS (1)



Metric Tons of CO2e
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
2021
2022
Scope 1
Scope 2
Scope 3

In 2022, our like-for-like properties saw a **3.2% decrease** in GHG emissions.

*Scope 1 and 2 include emissions from exterior and common areas at retail properties. Scope 3 includes emissions from tenant usage at all property types.*

## WATER USAGE



Gallons (Millions)
290
270
250
230
210
190
170
150
2021
2022

In 2022, our like-for-like properties saw a **9.4% increase** in water consumption.

The increase was due to a number of factors, including increased occupancy and the difference in year-over-year rainfall (particularly in Phoenix).



## GRESB RESPONSE

In 2022, we consolidated the work that we have done to integrate ESG throughout our Company and submitted our 2nd annual GRESB assessment. Through our submission to GRESB, we identified a baseline for Whitestone's ESG performance, benchmark our performance against our peers, and identified targets for future improvements. We intend to continue submitting to GRESB annually.

GRESB is an independent organization that collects, validates, scores, and benchmarks ESG data for use by investors, asset managers, and the industry as a whole.

Source: Whitestone REIT's 2023 ESG Report.

(1) Scope 1 emission were 21 mtCO2e in 2021 and 19 mtCO2e in 2022, respectively and are not visible in the chart due to scale.

# SOCIAL RESPONSIBILITY

## OUR ASSOCIATES

**Training and Education**

- Employee Development Program
- Tuition Assistance and First Scholar Education Program
- College Internship Program

## TENANTS AND COMMUNITIES

- Serving the Needs of Our Communities
- Tenant Engagement
- Whitestone Q's
- Philanthropy and Community Engagement

## HUMAN RIGHTS

Our human rights policy was updated in 2022 to reflect our dedication to the UN Guiding Principles on Business and Human Rights

**EMPLOYEE ENGAGEMENT SURVEY**

**72%** 2021 Participation rate

**98%** 2022 Participation rate

## SOCIAL PERFORMANCE METRICS

**WORKFORCE COMPOSITION**

**WHITESTONE REIT ASSOCIATE TENURE***

| 20% | 20% | 22% | 10% |
|---|---|---|---|
| < 2 years | 2-4 years | 5-9 years | 10+ years |



**ASSOCIATES**

| 53% | 47% |
|---|---|
| Male | Female |



**MANAGEMENT**

| 60% | 40% |
|---|---|
| Male | Female |



Source: Whitestone REIT's 2023 ESG Report and Whitestone REIT's 2024 Definitive Proxy.